                                  ADDENDUM XI
                                       TO
                       SPRINT PCS MANAGEMENT AGREEMENT AND
                          SPRINT PCS SERVICES AGREEMENT

             AMENDING THESE AGREEMENTS FURTHER AND RESTATING CERTAIN
                        PARAGRAPHS IN ADDENDA I THROUGH X

                               DATED JUNE 14, 2004

MANAGER: ALAMOSA WISCONSIN LIMITED PARTNERSHIP

SERVICE AREA BTAS:

Appleton-Oshkosh # 18,
Eau Claire # 123,
Fond du Lac # 148,
Green Bay # 173,
La Crosse-Winona # 234,
Madison # 272 (Only Columbia, Juneau, Marquette, Sauk Counties and those portions of Dane County where Manager will meet Sprint PCS coverage along
Highway 151 and I-90/94 north of Madison),
Manitowoc # 276,
Milwaukee # 297 (Only those portions of Dodge County not currently covered by
  Sprint PCS along Highway 41 and the City of Watertown),
Minneapolis-St. Paul # 298 (Only Barron County and those portions of Polk County not currently covered by Sprint PCS along Highway 8 near the city of St. Croix
Falls),
Sheboygan # 417,
Stevens Point-Marshfield-Wisconsin Rapids # 432,
Wausau-Rhinelander # 466.

      This Addendum XI (this "ADDENDUM") contains amendments to the Sprint PCS
Management Agreement, the Sprint PCS Services Agreement, the Sprint Trademark
and Service Mark License Agreement and the Sprint Spectrum Trademark and Service
Mark License Agreement, each of which was entered into on December 6, 1999 by the same parties to this Addendum.

      The Management Agreement, Services Agreement and Trademark License
Agreements were amended by:

      (1)      Addendum I dated December 6, 1999,
      (2)      Addendum II dated February 3, 2000,
      (3)      Addendum III dated April 25, 2000,
      (4)      Addendum IV dated June 23, 2000,
      (5)      Addendum V dated February 14, 2001,

      (6)      Addendum VI dated March 30, 2001,
      (7)      Addendum VII dated July 19, 2002,
      (8)      Addendum VIII dated November 29, 2002,
      (9)      Addendum IX dated September 12, 2003, and
      (10)     Addendum X dated March 26, 2004.

      The purposes of this Addendum are to (1) amend the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of
Definitions and restate those paragraphs in the addenda executed previously that amend the Management Agreement, the Services Agreement, the Trademark License
Agreements and the Schedule of Definitions (see section A below), and (2)
provide cross-references to those paragraphs in addenda executed previously that are not restated in this Addendum (see section B below).

      The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services
Agreement, the Trademark License Agreements and the Schedule of Definitions. The
Management Agreement, the Services Agreement, the Trademark Licenses Agreements,
the Schedule of Definitions and all prior addenda continue in full force and effect, except for express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management
Agreement, the Services Agreement, the Trademark License Agreements or the
Schedule of Definitions through previously executed addenda.

      Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda.
Section and Exhibit references are to sections and Exhibits of the Management
Agreement unless otherwise noted.

      The parties entered into Addendum X dated March 26, 2004, but the parties acknowledge that Addendum X is superseded in its entirety by this Addendum. The parties are executing this Addendum as of the date noted above, but this
Addendum becomes effective on (the "EFFECTIVE DATE") either (1) March 1, 2004, if the parties execute all of the following addenda by June 14, 2004:

      o     Alamosa Missouri, LLC Addendum XII,

      o     Alamosa Wisconsin Limited Partnership Addendum XI,

      o     Southwest PCS, L.P. Addendum VII,

      o     Texas Telecommunications, LP Addendum XII, and

      o     Washington Oregon Wireless LLC Addendum VIII.

(2) the first calendar day of the first calendar month after the above addenda are executed if the parties execute the above addenda after June 14, 2004.

      On the Effective Date the Management Agreement, the Services Agreement,
the Trademark License Agreements and the Schedule of Definitions are amended and restated as follows:

A. NEW AMENDMENTS AND RESTATEMENT OF PREVIOUS AMENDMENTS TO SPRINT PCS
AGREEMENTS.

                              MANAGEMENT AGREEMENT
                              --------------------

      1. VENDOR PURCHASE AGREEMENTS - SOFTWARE FEES [ADDM X,SS.1; REVISED BY
THIS ADDENDUM]. Section 1.3 is amended to read as follows:

            Insert: "1.3.1 DISCOUNTED VOLUME-BASED PRICING." before the first paragraph.

            Insert: "1.3.2 SUBSCRIBER AND INFRASTRUCTURE EQUIPMENT." before the second paragraph.

            Insert: "1.3.3 EXCLUSIVE USE." before the third paragraph.

            Add a new section 1.3.4 as follows:

      1.3.4 SOFTWARE FEES.

            (a) Manager acknowledges that Sprint PCS administers the testing and implementation of the Software (i.e., pushing of the Software) into the
      Service Area Network.

            (b) Sprint PCS, when obtaining software for its own use that is identical to the Software, will use commercially reasonable efforts to obtain a license from vendors providing for the right of Manager to use the Software in connection with telecommunications equipment manufactured by the vendor (collectively the software obtained by Sprint PCS for its own use and the Software that operates on telecommunications equipment manufactured by the vendor are for purposes of this section 1.3.4, the
      "VENDOR SOFTWARE"; when the term "Vendor Software" is used with respect to
      Manager, it means only the Software, and not the software used only by
      Sprint PCS).

            (c) Manager will arrange independently with the vendor to obtain a license if Sprint PCS cannot reasonably obtain a license for Manager. Any license that Manager obtains from a vendor must require the Vendor
      Software to be tested in Sprint PCS test beds by Sprint PCS and require
      Sprint PCS, not the vendor or Manager, to push the Vendor Software to the
      Service Area Network unless Sprint PCS otherwise consents in advance in writing. Sprint PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests the tests in writing.

            (d) Sprint PCS will:

                  (i) notify Manager in writing at least 60 days before the date of an automatic renewal of, or Sprint PCS' unilateral act to renew or extend, an agreement that provides Sprint PCS the right to use the Vendor Software, or

                  (ii) use reasonable efforts to notify Manager in writing
            before the date Sprint PCS intends to start negotiations with a vendor regarding extension, renewal, pricing or other material terms relating to Sprint PCS' and Manager's right to use the Vendor
            Software (whether for new Software or renewal of an existing license), and at least 60 days before the date Sprint PCS executes an agreement, extension or renewal.

            The notice by Sprint PCS will include the material terms and conditions of any such agreement or negotiations to the extent known at the time of the notice, including the network elements to be covered by the right to use the Vendor Software. Manager must notify Sprint PCS in writing within 30 days after receiving the notice described in the first sentence of this section 1.3.4(d) if Manager wants Sprint PCS to attempt to obtain or continue the right for Manager to use the Vendor Software.
      Sprint PCS will renew or negotiate the agreement as if Manager will not be a user of the Vendor Software if Manager does not provide notice to Sprint
      PCS within the 30-day period. However, Sprint PCS may obtain pricing from the vendor for the Vendor Software that includes Manager as a user if obtaining the pricing does not obligate Manager to be a user.

            Sprint PCS will advise Manager upon Manager's reasonable request of the status of the Software negotiations if Manager requested Sprint PCS to obtain or continue the right for Manager to use the Vendor Software under
      Sprint PCS' agreement with the vendor. Sprint PCS will use commercially reasonable efforts to give Manager notice of the final pricing for the right to use the Vendor Software no less than 20 days before the expected execution or renewal of the agreement; provided that, in any event, Sprint
      PCS will give Manager notice of the final pricing no less than 3 Business
      Days before the expected execution or renewal of the agreement. If necessary, Manager agrees to use commercially reasonable efforts to enter into a nondisclosure agreement with the vendor to facilitate providing such final pricing to Manager.

            Manager may give Sprint PCS notice by the time set forth in Sprint
      PCS' notice to Manager (which time will not be less than 10 Business Days)
      that Manager does not intend to use the Vendor Software through the agreement between Sprint PCS and the vendor. If Manager does not give this final notice to Sprint PCS, Manager is deemed to agree to be a user of the
      Vendor Software through the agreement between Sprint PCS and the vendor and will pay the Allocable Software Fee (as defined below). Within 15
      Business Days after execution of an agreement between Sprint PCS and the vendor, Sprint PCS will

      provide to Manager a forecast of Manager's Allocable Software Fee, the estimated payment due dates relating to the Allocable Software Fee, and the proportion of Manager's Allocable Software Fee forecast to be due on each payment due date.

            Sprint PCS does not have to obtain a license for Vendor Software for
      Manager, even if Manager requests Sprint PCS to obtain such license, if at any time before execution of the agreements granting the license Sprint
      PCS reasonably believes that Manager is more likely than not to unreasonably refuse to pay the Allocable Software Fee or Sprint PCS reasonably believes that the Manager is in such financial condition that
      Manager is more likely than not to be unable to pay the Allocable Software
      Fee.

            If Manager accepts the Vendor Software, Sprint will give Manager,
      Manager's proportional share of (i) any cash benefits relating specifically to the Vendor Software that Sprint PCS obtains from the vendor, and (ii) to the extent reasonably able to be made available to
      Manager, other benefits, including training, relating specifically to the
      Vendor Software.

            (e) Sprint PCS will pay all Software Fees relating to the Vendor
      Software to the vendor if Sprint PCS obtains a license from the vendor that provides Manager the right to use the Vendor Software and Manager agrees to pay any applicable Allocable Software Fee in accordance with this section 1.3.4(e). Manager will be deemed to agree to pay any applicable Allocable Software Fee if both:

                        (i) Manager has not taken the action described in
                  paragraph (d) above to decline obtaining the right to use the
                  Vendor Software through the agreement between Sprint PCS and the vendor, and

                        (ii) Sprint PCS obtains a license providing for the
                  right of Manager to use the Vendor Software.

            Manager will pay Sprint PCS the Allocable Software Fee within 30 days after receipt of an invoice. Sprint PCS will invoice Manager only after Sprint PCS pays the underlying Software Fee to the vendor. The
      Allocable Software Fee will not include any amount for Software that is the same as or functionally equivalent to any Software (y) that is a component of any service for which a fee is charged under the Services
      Agreement or (z) for which Sprint PCS otherwise charges Manager under this agreement.

            Sprint PCS will calculate the "ALLOCABLE SOFTWARE FEE" as follows:

                  For each vendor, multiply:

                        (i) the Total Software Cost of the Software Fees
                  attributable to the Vendor Software for which Sprint

                  PCS has obtained for itself, Manager and Other Managers a
                  license or other right to use, by

                        (ii) the quotient of:

                              (A) the number of Customers and Reseller Customers
                        with an NPA-NXX assigned to the Service Area that are
                        assigned to a system using the Vendor Software, as
                        reported in the most recent monthly report that Sprint
                        PCS issues before the date that Sprint PCS prepares an
                        Allocable Software Fee invoice, divided by:

                              (B) the number of Customers and Reseller Customers
                        that are assigned to all systems using the Vendor
                        Software, as reported in the most recent monthly report
                        that Sprint PCS issues before the date that Sprint PCS
                        prepares an Allocable Software Fee invoice.

            (f) Sprint PCS will include with the invoice for the Allocable
      Software Fee a list of the component charges, if available from the
      Vendor. The Software Fees that Sprint PCS pays to the vendor will reflect rates no greater than commercial rates negotiated at arms' length. For purposes of clarification, the parties acknowledge the vendor may insist on a comprehensive fee without listing each component, but rather asserting that the fee covers all software necessary to operate the equipment. But Sprint PCS will provide to Manager a description of all the features and functionality in reasonable detail for all Software for which
      Manager is to pay an Allocable Software Fee.

            (g) Manager will not be charged the Allocable Software Fee for the
      Vendor Software after Manager:

                        (i) notifies Sprint PCS in writing within the periods
                  allowed in section 1.3.4(d) that Manager declines to have
                  Sprint PCS obtain a right for Manager to use the Vendor
                  Software or that it does not intend to use the Vendor
                  Software,

                        (ii) obtains its own license providing for Manager's
                  right to use the Vendor Software, and

                        (iii) complies with the requirements of section
                  1.3.4(h).

            (h) Manager will obtain its own license providing for Manager's right to use the Vendor Software from the vendor if Manager elects not to have Sprint PCS attempt to obtain a right for Manager to use the Vendor
      Software under

      section 1.3.4(d). Manager will notify Sprint PCS in writing and deliver to
      Sprint PCS within 10 Business Days after Manager's execution of Manager's separate license, a signed document from the vendor confirming that:

                        (i) the vendor has provided Manager a separate license
                  for the necessary software and the term of that license, which term with appropriate renewal rights, must be at least as long as the license Sprint PCS has from the vendor,

                        (ii) the fees paid by Manager to the vendor reflect
                  commercial rates negotiated at arms' length,

                        (iii) the Vendor Software covered by Manager's license
                  provides the usage and functionality necessary for Manager to operate the Service Area Network in compliance with the Sprint
                  PCS Technical Program Requirements, and

                        (iv) the Vendor Software may be tested in Sprint PCS
                  test beds by Sprint PCS and will be pushed to the Service Area
                  Network by Sprint PCS, not the vendor or Manager, unless
                  Sprint PCS otherwise consents in advance in writing. Sprint
                  PCS agrees to test the Vendor Software in Sprint PCS test beds within a reasonable period after Manager reasonably requests in writing.

      2. INTERCONNECTION [ADDM X,SS.2]. Section 1.4 is amended and restated in its entirety to read as follows:

            If Manager desires to interconnect a portion of the Service Area
      Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent that applicable laws, tariffs and agreements permit, Sprint PCS will use commercially reasonable efforts to arrange for the interconnection under its agreements with the carrier within a commercially reasonable period. Sprint PCS will bill the interconnection fees to Manager at actual cost.

      3. FORECASTING [ADDM X,SS.3]. Section 1.6 is amended and restated in its entirety to read as follows:

            1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics that they agree upon. The forecasts are for planning purposes only and do not constitute either party's obligation to meet the quantities forecast.

      4. FINANCING [ADDM I, SS.5 AND ADDM X, SS.4; REVISED BY THIS ADDENDUM].

            (a) Section 1.7 is amended to read as follows:

            1.7 FINANCING. The construction and operation of the Service Area
      Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto and before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to
      Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

            (b) Section 5(b) of Addendum I is deleted.

            (c) Exhibit 1.7 attached to Addendum X supersedes and replaces
      Exhibit 1.7 attached to Addendum VI to the Management Agreement.

      5. INFORMATION [ADDM X,SS.5]. A new section 1.9 is added to the Management
Agreement.

            1.9 ACCESS TO INFORMATION.

                  1.9.1 NETWORK OPERATIONS.Manager and Sprint PCS will have
            access to, and may monitor, record or otherwise receive, information processed through equipment, including switches, packet data switching nodes and cell site equipment, that relates to the provision of Sprint PCS Products and Services or to the provision of telecommunications services to Reseller Customers in the Service
            Area Network, if the access, monitoring, recording or receipt of the information is accomplished in a manner that:

                        (i) Does not unreasonably impede Manager or Sprint PCS
                  from accessing, monitoring, recording or receiving the
                  information,

                        (ii) Does not unreasonably encumber Manager's or Sprint
                  PCS' operations (including, without limitation, Sprint PCS'
                  real-time monitoring of the Sprint PCS Network status,
                  including the Service Area Network),

                        (iii) Does not unreasonably threaten the security of the
                  Sprint PCS Network,

                        (iv) Does not violate any law regarding the information,

                        (v) Complies with technical requirements applicable to
                  the Service Area Network,

                        (vi) Does not adversely affect any warranty benefiting
                  Manager or Sprint PCS (e.g., software warranties), and

                        (vii) With respect to the information processed through
                  Manager's equipment, including its switches, does not result in a material breach of any agreement regarding the
                  information (e.g., national security agreements).

                  Sprint PCS and Manager will immediately notify the other party and reasonably cooperate to establish new procedures for allowing both Manager and Sprint PCS to access, monitor, record and receive the information in a manner that meets the criteria in clauses (i)
            through (vii) above if either Manager or Sprint PCS reasonably determines that the other party is accessing, monitoring, recording or receiving the information described in this section 1.9.1 in a manner that does not meet the criteria in clauses (i) through (vii)
            above.

                  Manager owns the information regarding the performance of its equipment. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.1 for any reasonable internal business purpose, during the term of and after termination of this agreement, the Services Agreement and the Trademark License
            Agreements, so long as the use would be in accordance with those agreements if those agreements were still in effect.

                  1.9.2 CUSTOMER INFORMATION. Manager is entitled to receive information Sprint PCS accesses, monitors, records or receives concerning the Service Area Network or the Customers with NPA-NXXs assigned to Manager's Service Area, subject to the terms of this section 1.9.2 and section 1.9.3 and Manager's compliance with CPNI requirements and any other legal requirements applicable to the information.

                  Sprint PCS will provide the information in the format that
            Manager requests at no additional charge to Manager if Sprint PCS accesses, monitors, records, receives or reports for its own use the information specific to Manager that Manager requests in the same format as Manager requests. Sprint PCS will use commercially reasonable efforts to provide the information within 5 Business
            Days.

                  Sprint PCS will provide the information in the format that
            Manager requests if Sprint PCS accesses, monitors, records, receives or reports for its own use the information that Manager requests, but not in the same format that Manager requests, if Manager agrees to pay or reimburse Sprint PCS for the costs Sprint PCS reasonably incurs. Sprint PCS will use commercially reasonable efforts to provide the requested information within 15 Business Days.

                  If Sprint PCS accesses, monitors, records or receives the
            information requested by Manager, but not in the same format that
            Manager requests, then Sprint PCS will provide the requested information as raw data, if:

                        (i) Sprint PCS chooses not to provide the information as
                  described in the preceding paragraph, and

                        (ii) Manager agrees to pay or reimburse Sprint PCS for
                  the costs Sprint PCS reasonably incurs.

            Sprint PCS will use commercially reasonable efforts to provide the raw data within 15 Business Days.

                  Sprint PCS owns the information regarding the Customers. Each of Manager and Sprint PCS may use the information obtained under this section 1.9.2 during the term of and after termination of this agreement, the Services Agreement and the Trademark License
            Agreements so long as the use would be in accordance with those agreements if those agreements were still in effect.

                  1.9.3 LIMITATIONS AND OBLIGATIONS. Sprint PCS does not have to provide any information that Manager reasonably requests under this agreement or the Services Agreement that:

                        (i) Manager can obtain itself in accordance with section
                  1.9.1 (if Sprint PCS has provided Manager with any necessary specifications requested by Manager as to how to obtain the information), unless Sprint PCS already has the information in its possession and has not previously delivered it to Manager,

                        (ii) Sprint PCS no longer maintains,

                        (iii) Manager has already received from Sprint PCS or
                  its Related Parties,

                        (iv) Sprint PCS does not access, monitor, record,
                  receive or report, or

                                       10

                        (v) Sprint PCS must make system modifications to provide
                  the raw data, including without limitation modifying or adding data fields or modifying code.

                  Sprint PCS will provide Manager a copy of the then-current
            Sprint PCS document retention policy from time to time upon reasonable request.

                  1.9.4 CONTRACTS. Sprint PCS will disclose to Manager the
            relevant terms and conditions of any agreement between Sprint PCS and any third party:

                        (i) with which Manager must comply, directly or
                  indirectly, under the Management Agreement, the Services
                  Agreement or any Program Requirement,

                        (ii) from which Manager is entitled to any benefit, or

                        (iii) that relate to any pass-through amounts that
                  Sprint PCS charges Manager under this agreement or
                  Settled-Separately Manager Expenses under the Services
                  Agreement.

            In each case Sprint PCS' disclosure will be in sufficient detail to enable Manager to determine the obligations or benefits with which
            Manager must comply or benefit or the charges or expenses to be paid by Manager. Sprint PCS may provide to Manager copies of the agreements or the relevant terms and conditions of such agreements in electronic format upon notice to Manager, including by posting the copies or relevant terms and conditions to a secure website to which Manager has access. Once each calendar year and from time to time when a change is effected to any relevant term or condition,
            Manager may request copies of the agreements that are not posted to the secure website or whose relevant terms and conditions are not posted to the secure website.

                  Sprint PCS will provide a copy of the agreement to Manager to the extent permissible by the terms of the agreement. Sprint PCS will allow Manager or its representatives to review a copy of the agreement to the extent permissible by the agreement if the agreement prohibits Sprint PCS from providing Manager a copy. Sprint
            PCS will satisfy the requirements of this section 1.9.4 if it chooses to provide a copy of the agreement in electronic form on a server that Sprint PCS designates. Sprint PCS will use commercially reasonable efforts to obtain the right from the third party, if required, to provide a complete copy to Manager of any agreement between Sprint PCS and any third party of the type described in this section 1.9.4.

                                       11

      6. MOST FAVORED NATION [ADDM X,SS.6; REVISED BY THIS ADDENDUM]. A new
section 1.10 is added to the Management Agreement:

            1.10 SUBSEQUENT AMENDMENTS TO OTHER MANAGERS' MANAGEMENT AGREEMENTS
      AND SERVICES AGREEMENTS. Manager has the right to amend the terms in its
      Management Agreement and Services Agreement as described in this section
      1.10 if during the period beginning on the date of this Addendum and ending December 31, 2006, any of the terms of a 3M-pops Manager's
      Management Agreement or Services Agreement are amended in any manner for any reason to be more favorable to the 3M-pops Manager than the terms of
      Manager's Management Agreement or Services Agreement are to Manager,
      subject to the following:

                  (a) All of the Alamosa Managers must elect to accept all, but not less than all, of the terms of the 3M-pops Manager's Management
            Agreement and Services Agreement agreed to since the Effective Date
            (including accepting existing terms that relate to the changes or terms that were previously changed and not previously accepted by
            Manager but that remain a part of the latest version of the 3M-pops
            Manager's agreement) (collectively, but excluding the changes described in paragraphs (b) and (c) below, the "OVERALL CHANGES"),

                  (b) Manager will not be required to accept any changes
            involving payment of specific disputed amounts arising under the
            Management Agreement or Services Agreement of the 3M-pops Manager,
            and

                  (c) No amendments in Manager's Management Agreement and
            Services Agreement will be made to reflect changes made in a 3M-pops
            Manager's Management Agreement and Services Agreement if such changes are:

                        (i) made solely because the 3M-pops Manager owns
                  spectrum on which all or a portion of its network operates, unless the 3M-pops Manager acquired this spectrum from Sprint
                  PCS or its Related Parties after the Effective Date, or

                        (ii) compelled by a law, rule or regulation that applies
                  to the 3M-pops Manager, but not to Manager, or

                        (iii) made solely to modify the build-out plan.

            Sprint PCS will prepare and deliver to Manager either an addendum containing the Overall Changes that have been made to the 3M-pops
      Manager's agreements in all of its addenda or copies of the 3M-pops

                                       12

      Manager's amended and restated Management Agreement, Services Agreement and Trademark License Agreements (in each case redacted to protect the identity of the 3M-pops Manager) within 10 Business Days after the later of the effective date expressly stated in the addendum or other instrument containing these changes and the date of the addendum or other instrument.
      Manager then has 30 days to notify Sprint PCS that Manager wants the
      Overall Changes.

            If Manager does not notify Sprint PCS in this 30-day time period in writing that it wants the Overall Changes, no changes will be made in the agreements between Manager and Sprint PCS and Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall
      Changes.

            If Manager notifies Sprint PCS within the 30-day period in writing that it wants the Overall Changes, Sprint PCS will prepare, execute and deliver to Manager an addendum reflecting the Overall Changes. The new addendum will have the same effective date as the addendum or the restated
      Management Agreement, Services Agreement and Trademark License Agreements
      between Sprint PCS and the 3M-pops Manager that gave rise to the new addendum. For purposes of clarification, if the addendum or other instrument between Sprint PCS and the 3M-pops Manager provides or defines a specific date that is the effective date of that addendum or other instrument then the effective date of the new addendum will be the same as that specific date. Manager will have 15 days to review the new addendum and notify Sprint PCS if Manager determines any inaccuracies are reflected in the new addendum. Sprint will correct those inaccuracies and provide a corrected new addendum to Manager within 10 Business Days after Manager's notification.

            No changes will be made in the agreements between Manager and Sprint
      PCS if all the Alamosa Managers do not execute and return their respective signed addenda within 30 days after receipt of the signed addenda (or the corrected signed addenda, if applicable, pursuant to the previous paragraph), in which case Manager will be deemed to have waived its rights under this section 1.10 with respect to the Overall Changes contained in the addendum presented.

            If Manager and Sprint PCS disagree as to whether the terms of the signed addendum accurately reflect the Overall Changes, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.1. If the arbiter rules in favor of Manager, then Sprint PCS will make changes to the signed addendum that are necessary to reflect the arbiter's ruling and submit the revised signed addendum to Manager within 10 days after

                                       13

      receipt of the arbiter's ruling. If the arbiter rules in favor of Sprint
      PCS, then Manager will execute the signed addendum as proffered to Manager within 10 days after Manager's receipt of the arbiter's ruling.

            The parties acknowledge that Sprint PCS can disclose to Manager who the 3M-pops Manager is that gave rise to the proposed addendum only if the
      3M-pops Manager agrees to the disclosure.

      7. MODIFICATION OF BUILD-OUT PLAN [ADDM VIII, SS.2]. The Exhibit 2.1
Build-Out Plan Table is superseded and replaced by the Exhibit 2.1 Build-Out
Plan Table attached to Addendum VIII.

      8. EXCLUSIVITY OF SERVICE AREA [ADDM V,SS.5]. In section 2.3 and the
Schedule of Definitions, the phrase "wireless mobility communications network"
is replaced by the phrase "Wireless Mobility Communications Network".

      9. COVERAGE ENHANCEMENT [ADDM I,SS.1 AND ADDM X,SS.9]. Section 2.5 is
replaced by the following language:

            2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW COVERAGE BUILD-OUT.
      Sprint PCS grants to Manager the right of first refusal to build-out New
      Coverage. Sprint PCS will give to Manager a written notice of a New
      Coverage within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Coverage.

            If Manager decides to build-out the New Coverage then Manager and
      Sprint PCS will diligently negotiate and execute an amendment to the
      Build-out Plan and proceed as set forth in sections 2.1 and 2.2. The amended Build-out Plan will contain critical milestones that provide
      Manager a commercially reasonable period in which to implement coverage in the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the network in the
      New Coverage in accordance with the terms of this agreement.

            If Manager (i) does not communicate to Sprint PCS within such 90-day period that it will build out the New Coverage, (ii) fails to agree with
      Sprint PCS upon the amended Build-Out Plan, or (iii) fails to build-out the New Coverage in accordance with the amended Build-Out Plan, then
      Sprint PCS shall be entitled to (A) build-out the New Coverage itself or allow a Sprint PCS Related Party to do so, or (B) offer third parties
      (including Other Managers) the right to build-out the New Coverage on

                                       14

      terms and conditions that are no more favorable than those that were offered to and rejected by Manager. If (x) neither Sprint PCS, a Sprint
      PCS Related Party, nor any third party (with respect to such third party, on terms and conditions that are no more favorable than those that were offered to and rejected by Manager) commits to build-out such New Coverage within 150 days of the original communication to Manager with respect thereto, or (y) more favorable terms and conditions than those that were offered to and rejected by Manager are offered to any third party to build-out the New Coverage, then any build-out of such New Coverage shall again be subject to Manager's right of first refusal (and, if applicable, on such more favorable terms and conditions).

            Sprint PCS has the right, in a New Coverage that it constructs or that is constructed by a third party, to manage the network, allow a
      Sprint PCS Related Party to manage the network, or hire a manager to operate the network in the New Coverage. Any New Coverage that Sprint PCS or a third party builds out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the
      Service Area. If Manager does not exercise its right of first refusal with respect to a New Coverage, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

      10. LONG DISTANCE PRICING [ADDM X,SS.10]. Section 6 of Addendum I is
deleted. Additionally, section 3.4 of the Management Agreement is amended and restated in its entirety to read as follows:

            3.4 IXC SERVICES.

            3.4.1. CUSTOMER LONG DISTANCE. Sprint PCS and Manager will from time to time mutually define local calling areas in the Service Areas of
      Manager that Sprint PCS and Manager will use to determine when a customer will be billed for a "long distance call" under the applicable rate plan of the Customer. The parties acknowledge that these local calling areas
      (i) may change in geographic scope in response to competitive pressures or perceived market opportunities, and (ii) may not be able to be changed because of regulatory, industry, or system limitations. The parties will not use local calling areas to determine "long distance telephony services" under section 3.4.2. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in section 14.

            3.4.2. LONG DISTANCE SERVICES

            (a) Required purchase. Manager must obtain (i) long-distance telephony services through Sprint PCS or its Related Parties to provide long-distance service to users of the Sprint PCS Network and (ii)
      telephony services through Sprint PCS or its Related Parties to connect the Service Area Network with the national platforms that Sprint PCS uses to

                                       15

      provide services to Manager under this agreement or the Services
      Agreement. The term "long distance telephony service" means any inter-LATA call for purposes of this section 3.4.2 as it relates to long-distance telephony services provided to users of the Sprint PCS Network.

            (b) Pricing and procedure. Sprint PCS will purchase for Sprint PCS,
      Manager and Other Managers long-distance telephony services used in the
      Sprint PCS Network from Sprint Communications Company L.P. or its Related
      Parties ("SCCLP"). Sprint PCS will purchase these long-distance telephony services at a price and terms at least as favorable to Sprint PCS, Manager and the Other Managers (considering Sprint PCS, Manager and the Other
      Managers as a single purchaser) as the best prices and terms SCCLP offers to any wholesale customer of SCCLP in similar situations when taking into account all relevant factors (e.g., volume, peak/off-peak usage, length of commitment). Sprint PCS will pay the invoice from SCCLP, except for items that SCCLP directly bills under section 3.4.2(c). Sprint PCS will bill to
      Manager as an activity settled separately under the Services Agreement the portion of the fees billed to Sprint PCS that relate to Manager's operations and the activity of all Customers and Reseller Customers in the
      Service Area, except for items SCCLP directly bills under section
      3.4.2(c).

            If Sprint Corporation no longer has its "PCS" tracking stock, Sprint
      PCS will include the volume of long-distance telephony services of Manager and Other Managers with the volume of Sprint PCS when negotiating the
      Sprint PCS rate with the long distance division of Sprint Corporation
      (currently SCCLP). The long distance division will continue to provide long-distance telephony services to Sprint PCS for a price and upon terms based on the same relevant factors described in the preceding paragraph and in the same manner that it has under the present tracking stock policy.

            (c) Call routing. Manager, acting as a single purchaser, may purchase private line capacity (or other forms of capacity) from SCCLP for inter-LATA calls to the extent that this capacity can be obtained on terms more favorable to Manager (acting as a single purchaser). SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors. SCCLP will directly bill Manager for any purchase of capacity under this section 3.4.2(c). The terms of section 1.3 do not apply to purchases of capacity in this section 3.4.2(c).

            (d) Pre-existing agreement. If before the date Addendum IX to this agreement is signed, Manager is bound by an agreement for long distance services or an agreement for private line service and the agreement was not made in anticipation of this agreement or Addendum IX, then the requirements of this section 3.4.2 do not apply during the term

                                       16

      of the other agreement. If the other agreement terminates for any reason, then the requirements of this section 3.4.2 do apply from and after the termination.

            (e) Resale. Manager may not resell the long-distance telephony services acquired under this section 3.4.2. For purposes of clarification, resale under this section 3.4.2(e) includes Manager selling minutes to carriers for ultimate resale to end users under a brand other than
      "Sprint" or selling minutes to end users under a brand other than
      "Sprint". Manager may engage in the following activities (i.e., these activities are not treated as resale of long-distance telephony services):

                  (1) the transport of long-distance calls for Customers under section 3.4.2(a),

                  (2) the transport of long-distance calls for resellers under section 3.5, and

                  (3) the transport of long-distance calls for roaming under section 4.3.

      11. VOLUNTARY RESALE OF PRODUCTS AND SERVICES [NEW]. Section 4 of Addendum
I is deleted. Schedule 1 attached to this Addendum replaces and supersedes the heading, preamble, general terms and all attachments to the Program Requirement
3.5.2 dated August 13, 2002, which is labeled "Exhibit 3.5.2 Program Requirement for Voluntary Resale of Products and Services By Voluntary Resellers Under the
Private Label Solutions Program". Program Requirement 3.5.2 - VMU which is labeled "Exhibit 3.5.2 - VMU Program Requirements for Voluntary Resale of
Products and Services by Virgin Mobile USA, LLC (version 7/07/02)" continues in effect, as amended from time to time, except its label is amended to read
"Program Requirement 3.5.2 - VMU Program Requirements for Resale of Products and
Services By Virgin Mobile USA, LLC (version 7/07/02)".

      Section 3.5.2 to the Management Agreement is amended and restated in its entirety to read as follows:

            3.5.2 RESALE OF PRODUCTS AND SERVICES. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS
      Products and Services under brand names other than the Brands, except
      Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS
      Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from
      Sprint PCS. Other terms of the resale program are governed by Program
      Requirement 3.5.2.

            Manager will continue to participate in any resale arrangements that,

                                       17

      before April 1, 2004, Manager had opted into under to the Program
      Requirement 3.5.2, effective as of January 1, 2004, and before the amendment to the Program Requirement 3.5.2 by this Addendum, except that those resale arrangements will be governed by Program Requirement 3.5.2 as amended by this Addendum. Compensation for Manager's participation in these resale arrangements will be paid to Manager in accordance with section 10.4.1.1(a)(i) of this agreement, unless compensation was otherwise negotiated between Manager and Sprint PCS (e.g., Virgin Mobile
      USA).

            Manager will participate in all resale arrangements entered into, renewed or extended during the Required Resale Participation Period
      (regardless of whether Manager was participating in the resale arrangement on or before April 1, 2004) in all cases with compensation being paid to
      Manager as set forth in section 10.4.1.1(a)(ii) or (iii), whichever is applicable. Additionally, Manager will continue to support resale arrangements entered into, renewed or extended during the Required Resale
      Participation Period to the end of their respective terms. Sprint PCS agrees that the compensation, payment and other terms and conditions under each resale arrangement entered into, renewed or extended during the
      Required Resale Participation Period will be the same as the compensation, payment and other terms and conditions applicable to Sprint PCS and each
      Other Manager with respect to such reseller.

            The resale arrangement between Sprint PCS and Virgin Mobile USA will be treated as a new resale arrangement and subject to the compensation set forth in section 10.4.1.1(a)(ii) or (iii), whichever is applicable, if continued after the expiration of the initial term of the arrangement.

            Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

      12. INTRA-LATA CALLS AND BACKHAUL SERVICES [ADDM X,SS.12]. Section 3.7 is
amended and restated in its entirety to read as follows:

            3.7 INTRA-LATA CALLS AND BACKHAUL SERVICES. Manager, acting as a single purchaser, may purchase capacity (including private line capacity)
      from SCCLP for intra-LATA calls and backhaul services. SCCLP will sell that capacity to Manager at the best price that SCCLP offers to third parties in similar situations when taking into account all relevant factors.

            Manager will offer to Sprint PCS or one of its Related Parties the right to make to Manager the last offer to provide capacity for intra-LATA calls and backhaul services for the Service Area Network if:

                        (i) Manager decides to use third parties for intra-LATA
                  calls AND backhaul services rather than

                                       18

                  self-provisioning the capacity or purchasing the capacity from
                  Related Parties of Manager, and

                        (ii) Sprint PCS or one of its Related Parties has
                  provided evidence to Manager that SCCLP or one of its Related
                  Parties has facilities to provide the capacity requested.

      Manager will deliver to Sprint PCS the terms under which the third party will provide the capacity. Sprint PCS or one of its Related Parties will have a reasonable time to respond to Manager's request for last offer to provide pricing for capacity for intra-LATA calls and backhaul, which will be no greater than 5 Business Days after receipt of the request for the pricing and the third party's terms from Manager. Manager will acquire capacity for intra-LATA calls and backhaul services from Sprint PCS or one of its Related Parties if Sprint PCS or one of its Related Parties offers
      Manager pricing and other terms for intra-LATA calls and backhaul services for the Service Area Network that matches the terms, including pricing, or is better than the terms and lower than the pricing offered by the third party. For purposes of this section 3.7, the term "backhaul" means the provision of services from a cell site of Manager to the corresponding switch associated with the cell site.

            If Manager has an agreement for these services in effect as of the date Addendum IX is signed and the agreement was not made in anticipation of this agreement or Addendum IX, then the requirements of this section
      3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason, then the requirements of this section
      3.7 do apply from and after the termination.

      13. SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS [ADDM
X,SS.13]. The second paragraph of section 4.3 is amended to read as follows:

            Section 10.4.1 sets forth the settlement process that distributes between the members making up the Sprint PCS Network (i.e., Sprint PCS,
      Manager and all Other Managers) a fee for use of the Sprint PCS Network
      and the Service Area Network (the "INTER SERVICE AREA FEE").

      14. CHANGES TO PROGRAM REQUIREMENTS [ADDM X,SS.14]. (a) The first sentence of section 9.2(e) is amended to read as follows:

            Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS, subject to the terms of section 9.3.

      (b) Section 9.3 is amended to read as follows:

                                       19

            9.3 MANAGER'S RIGHTS REGARDING CHANGES TO PROGRAM REQUIREMENTS.

            9.3.1 PARAMETERS FOR REQUIRED PROGRAM REQUIREMENT IMPLEMENTATION.
      Manager has the right to decline to implement any new Program Requirement or any change to any existing Program Requirement (a "PROGRAM REQUIREMENT
      CHANGE") if Manager determines that any such Program Requirement Change, other than a change involving Sprint PCS National or Regional Distribution
      Program Requirements, will have an adverse impact on Manager that meets or exceeds the parameters set forth below in subparagraphs (a) through (d).
      For purposes of this section 9.3 a Program Requirement Change will include any change in any "guidelines," "policies," "standards" or
      "specifications" proposed by Sprint PCS under this agreement, the Services
      Agreement or either of the Trademark License Agreements, and the exercise by Sprint PCS of any unilateral right under those agreements, except changes to the Trademark Usage Guidelines, the Marketing Communications
      Guidelines, or the definition of Sprint PCS Products and Services (other than the pricing of those products and services, i.e. pricing is a Program
      Requirement Change). If Manager determines to decline to implement any
      Program Requirement Change, other than a change involving a national distribution program, then Manager must, within 10 days after Sprint PCS provides Manager with notice of the Program Requirement Change, give
      Sprint PCS (i) a written assessment of the impact of the Program
      Requirement Change on Manager using the parameters set forth in subparagraphs (a) through (d) below, and (ii) written notice that Manager declines to implement the Program Requirement Change. Manager may, without being deemed in default of this agreement, decline to implement any
      Program Requirement Change that will:

            (a) individually cause the combined peak negative cash flow of the
      Alamosa Managers to be an amount greater than 3% of Alamosa Holdings,
      Inc.'s Enterprise Value; or

            (b) when combined with the original assessments made in accordance with section 9.3.1(a) of all other Program Requirement Changes that Sprint
      PCS announced and the Alamosa Managers agreed to implement, both within the preceding 12 calendar months, cause the combined cumulative peak negative cash flow of the Alamosa Managers to be an amount greater than 5%
      of Alamosa Holdings, Inc.'s Enterprise Value; or

            (c) individually cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers'
      appropriate discount rate) of more than 3% on a combined net present value basis; or

                                       20

            (d) when combined with the original assessments made in accordance with section 9.3.1(c) of all other Program Requirement Changes that Sprint
      PCS announced and Manager agreed to implement, both within the preceding
      12 calendar months, cause a decrease in the forecasted 5-year discounted cash flow of the Alamosa Managers (at the Alamosa Managers' appropriate discount rate) of more than 5% on a combined net present value basis.

            Manager may discuss with Sprint PCS in the manner described in section 9.7(c) any change that does not meet or exceed the parameters set forth in this section 9.3.1, except any change involving Sprint PCS
      National or Regional Distribution Program Requirements.

            9.3.2. DISAGREEMENT WITH ASSUMPTIONS OR METHODOLOGY. Sprint PCS must notify Manager of any disagreement with Manager's assumptions or methodology within 10 days after its receipt of Manager's assessment under section 9.3.1. Manager will not be required to implement the Program
      Requirement Change if Sprint PCS fails to notify Manager of any disagreement within such 10-day period unless Sprint PCS elects to require such compliance under section 9.3.3 below. Either party may escalate the review of the assumptions and methodology underlying the assessment to the parties' respective Chief Financial Officers if Sprint PCS disagrees with
      Manager's assessment and the parties are unable to agree on the assumptions and methodology within 20 days after Sprint PCS notifies
      Manager of the disagreement.

            The parties will mutually select an independent investment banker in the wireless telecommunications industry ("INVESTMENT BANKER") to determine whether the implementation of the Program Requirement Change will exceed one of the parameters if Sprint PCS and Manager are unable to agree on the assumptions and methodology to perform the calculations within 30 days after Sprint PCS notifies Manager of the disagreement. The
      American Arbitration Association will select the Investment Banker if the parties do not select the Investment Banker within 50 days after Sprint
      PCS notifies Manager of the disagreement. Sprint PCS and Manager will cooperate fully and provide all information reasonably requested by the
      Investment Banker; except that any Investment Banker selected by the
      American Arbitration Association, and its investment bank, must have no current engagement with either Manager or Sprint PCS and must not have been engaged by either such party within the 12 calendar months preceding the engagement under this section. A business relationship between Manager or Sprint PCS and a commercial bank or other organization affiliated with an investment bank will not disqualify the investment bank. Sprint PCS and
      Manager will cooperate fully and provide all information reasonably requested by the

                                       21

      Investment Banker. The Investment Banker will have 20 days from the date of engagement to make its decision.

            Manager will pay any Investment Banker's fees and implement the
      Program Requirement Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1.

            9.3.3 ONE OR MORE PARAMETERS EXCEEDED. Sprint PCS will pay the
      Investment Banker's fees if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1. Sprint PCS may require Manager to implement the Program Requirement Change whether the parties agree or disagree or the Investment Banker determines that implementing the Program Requirement Change will exceed at least one of the parameters described in section 9.3.1, if Sprint PCS agrees to compensate Manager the amount necessary to prevent Manager from exceeding the parameters set forth in section 9.3.1.

            9.3.4 CHANGES WITH RESPECT TO PRICING PLANS AND ROAMING PROGRAM
      REQUIREMENTS. Manager will implement a Program Requirement Change in the manner requested by Sprint PCS that

                  (i) relates to a pricing plan under section 4.4 or roaming program and

                  (ii) Sprint PCS reasonably determines must be implemented on an immediate or expedited basis to respond to competitive market forces,

      notwithstanding Manager's determination that implementation of the Program
      Requirement Change will have an adverse impact on Manager that meets or exceeds the parameters set forth in section 9.3.1. Manager's implementation of the Program Requirement Change will not adversely affect
      Manager's right to object to the implementation of the Program Requirement
      Change. Manager will continue to comply with the Program Requirement
      Change if the parties agree or the Investment Banker determines that implementing the Program Requirement Change will not exceed any of the parameters described in section 9.3.1. If Sprint PCS does not successfully challenge Manager's assessment of the adverse impact of the Program
      Requirement Change on Manager in accordance with section 9.3.2, Sprint PCS can require Manager either to (i) continue to comply with the Program
      Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that
      Manager incurred as a result of its implementation of the Program
      Requirement Change net of any benefit

                                       22

      received by Manager, to the extent the costs, expenses and losses net of the benefits exceed the parameters set forth in section 9.3.1 or (ii)
      terminate its continued compliance with the Program Requirement Change and compensate Manager in the amount necessary to reimburse Manager for any reasonable costs, expenses or losses that Manager incurred as a result of its implementation of the Program Requirement Change net of any benefit received by Manager. Manager cannot terminate its continued compliance if
      Sprint PCS elects to require Manager's continued compliance with the
      Program Requirement Change under section 9.3.3 above.

      (c) A new section 9.7 is added to the Management Agreement:

            9.7 MANDATORY REQUIREMENTS; UNILATERAL CHANGES.

            (a) Any "guidelines," "policies," "standards" or "specifications"
      previously issued by Sprint PCS are mandatory requirements with which
      Manager, the Other Managers and Sprint PCS must comply (subject to Sprint
      PCS' right to grant waivers as provided in Article 9 of this agreement), unless otherwise identified by Sprint PCS within 120 days after the date of Addendum IX.

            (b) Any changes to or new "guidelines," "policies," "standards" or
      "specifications" proposed by Sprint PCS under this agreement, the Services
      Agreement or either of the Trademark License Agreements are mandatory requirements with which Manager, the Other Managers and Sprint PCS must comply (subject to Sprint PCS' right to grant waivers as provided in
      Article 9 of this agreement). Sprint PCS will when issuing them reference the applicable section of this agreement, the Services Agreement, the
      Trademark License Agreements and if applicable, the Program Requirement to which they relate.

            (c) Sprint PCS and Manager will in good faith attempt to mutually agree on how to mitigate the adverse economic impact on Manager of the exercise of any unilateral right of Sprint PCS under this agreement, the
      Services Agreement and either Trademark License Agreement to the extent
      Manager believes such change will have a significant adverse economic impact on Manager's operations, except with respect to changes involving
      Sprint PCS National or Regional Distribution Program Requirements. For
      purposes of clarification, the parties intend the preceding sentence to obligate them to a robust discussion and open dialogue but understand the discussion and dialogue may not lead to any particular solution of the issues raised by Manager or Sprint PCS. By way of illustration, under the second preceding sentence if Manager believed that the exercise of the unilateral right to change the Trademark Usage Guidelines or the designation of Sprint PCS Products and Services had an

                                       23

      adverse economic impact on Manager, then Manager and Sprint PCS will in good faith attempt to mutually agree on how to mitigate the adverse impact on Manager.

      (d) A new section 9.8 is added to the Management Agreement.

            9.8 BREACH FOR FAILURE TO IMPLEMENT PROGRAM REQUIREMENT.

            Manager will be in material breach of a material term and Sprint PCS may exercise its rights under section 11 if Manager declines to implement a Program Requirement when required to do so under this agreement.

      15. FEES [ADDM X,SS.15; REVISED BY THIS ADDENDUM]. (a) Article 10 of the
Management Agreement is amended and restated in its entirety to read as follows:

                                    10. FEES

            10.1 GENERAL. Sprint PCS and Manager will pay to each other the fees and apply the credits in the manner described in this section 10. The amounts that Sprint PCS is paid or retains are for all obligations of
      Manager under this agreement. Many of the definitions for the fees in section 10.2 are found in section 10.3.

            10.2 FEES.

                    10.2.1 FEE BASED ON BILLED REVENUE. Sprint PCS will pay to
      Manager the Fee Based on Billed Revenue as determined in this section
      10.2.1.

                    "BILLED REVENUE" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated (the "BILLED MONTH") for Sprint
      PCS Products and Services related to all Customer accounts within a customer service area ("CSA") assigned to the Service Area, except (i)
      Outbound Roaming Fees, (ii) amounts handled separately in this section 10
      (including the amounts in sections 10.2.3 through 10.2.6, 10.4 and 10.8),
      (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g., Customer Taxes and USF Charges), and (iv)
      other amounts identified in this agreement as not included in Billed
      Revenue (these Customer accounts being "MANAGER ACCOUNTS").

                    Billed Revenue does not include new activity billed to the
      Customer solely to recover costs incurred by Sprint PCS, Manager or both

                                       24

      related solely to such new activity. Manager and Sprint PCS will share the revenues from this billing in proportion to the costs they incur.

            For purposes of clarification, the parties have in place procedures to assign Customers to CSAs and expect those procedures to remain in place after the Effective Date.

            If Sprint PCS or Manager develops products or services that bundle
      Sprint PCS Products and Services with other products or services (e.g., local service or broadband wireline service), then Sprint PCS and Manager will use commercially reasonable efforts to agree on the proper allocation of revenue, bad debt expenses, credits and promotions for the bundled products and services.

            Sprint PCS will reasonably determine the amount of credits applied to Manager Accounts during the Billed Month ("CUSTOMER CREDITS").

            "NET BILLED REVENUE" for a Billed Month is the amount of the Billed
      Revenue less the Customer Credits.

            The "FEE BASED ON BILLED REVENUE" for a Billed Month is equal to 92%
      of (a) Net Billed Revenue, less (b) the Allocated Write-offs for Net
      Billed Revenue.

            10.2.2 OUTBOUND ROAMING FEE. Sprint PCS will pay to Manager a fee equal to the amount of Outbound Roaming Fees that Sprint PCS or its
      Related Parties bills to Manager Accounts, less the Allocated Write-offs for Outbound Roaming Fees. For purposes of clarification, Sprint PCS will settle separately with Manager the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator for Outbound
      Roaming.

            10.2.3 PHASE II E911 SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the E911 Phase II Surcharges (attributable to incremental costs for Phase II E911, including but not limited to related handset costs, routing costs, implementation costs, trunks and testing costs, and anticipated write-offs for bad debt) billed during the Billed
      Month to Customers with an NPA-NXX assigned to the Service Area, less the
      Allocated Write-offs for that portion of E911 Phase II Surcharges in the
      Billed Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS'
      proportional cost) to comply with Phase II of the E911 requirements.
      Sprint PCS will determine from time to time the rate billed to Customers related to Phase II E911 and the portion payable to Manager.

                                       25

            10.2.4 WIRELESS LOCAL NUMBER PORTABILITY SURCHARGES. Sprint PCS will pay to Manager a fee equal to a portion of the Wireless Local Number
      Portability Surcharges ("WLNP SURCHARGES") billed during the Billed Month to Customers with an NPA-NXX assigned to the Service Area, less the
      Allocated Write-offs for that portion of the WLNP Surcharges in the Billed
      Month. The portion of the billed amount attributed to Manager will be based on Manager's proportional cost (as compared to Sprint PCS'
      proportional cost) to comply with Wireless Local Number Portability requirements. Sprint PCS will determine from time to time the rate billed to Customers related to WLNP Surcharges and the portion payable to
      Manager.

            10.2.5 CUSTOMER EQUIPMENT CREDITS. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by Sprint PCS to Manager an amount equal to the amount of the Customer Equipment Credits less the
      Allocated Write-offs for Customer Equipment Credits.

            10.2.6 WRITE-OFFS FOR CUSTOMER EQUIPMENT CHARGES. Sprint PCS will apply as a credit to any other fees under this section 10.2 owing by
      Sprint PCS to Manager an amount equal to the amount of the Allocated
      Write-offs for Customer Equipment Charges.

            10.3 DEFINITIONS USED IN FEE CALCULATIONS

            10.3.1 WRITE-OFFS. Sprint PCS will determine the amounts written off net of deposits applied (the "WRITE-OFFS") in the Sprint PCS billing system during the Billed Month relating to Manager Accounts.

            10.3.2 BILLED COMPONENTS. Each of the following amounts is referred to as a "BILLED COMPONENT" and collectively they are referred to as the
      "BILLED COMPONENTS".

            10.3.2.1 Net Billed Revenue. The amount determined as described in section 10.2.1.

            10.3.2.2 Customer Equipment Credits. The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory are referred to as "CUSTOMER
      EQUIPMENT CREDITS". This is a negative amount that reduces the Amount
      Billed (Net of Customer Credits).

            10.3.2.3 100% Affiliate Retained Amounts. The amounts referred to as
      "100% Affiliate Retained Amounts" on Exhibit 10.3, to which Manager is entitled to 100% of the amounts that Customers are billed for such items.

                                       26

            10.3.2.4 100% Sprint PCS Retained Amounts. The amounts referred to as "100% Sprint PCS Retained Amounts" on Exhibit 10.3, to which Sprint PCS is entitled to 100% of the amounts that Customers are billed for such items.

            10.3.2.5 Customer Equipment Charges. The amounts that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased are referred to as "CUSTOMER EQUIPMENT CHARGES".

            10.3.2.6 E911 Phase II Surcharges. The amounts that Sprint PCS bills to Manager Accounts to recover all costs related to Phase II E911 functionality are referred to as "E911 PHASE II SURCHARGES".

            10.3.2.7 USF Charges. The amounts that Sprint PCS bills to Manager
      Accounts relating to Universal Service Funds are referred to as "USF
      CHARGES".

            10.3.2.8 WLNP Surcharges. The amounts that Sprint PCS bills to
      Manager Accounts to recover costs related to WLNP activities.

            10.3.3 AMOUNT BILLED (NET OF CUSTOMER CREDITS). The "AMOUNT BILLED
      (NET OF CUSTOMER CREDITS)" for a Billed Month is equal to the sum of the
      Billed Components.

            10.3.4 THE ALLOCATED WRITE-OFFS. The "ALLOCATED WRITE-OFFS" for all
      or a portion of a Billed Component in a Billed Month is the Write-offs for the Billed Month times the amount of the Billed Component (or portion thereof) divided by the Amount Billed (Net of Customer Credits).

            10.4 OTHER FEES AND PAYMENTS. Sprint PCS and Manager will pay to each other the fees and payments described below:

            10.4.1 INTER SERVICE AREA FEES AND RESELLER CUSTOMER FEES.

            10.4.1.1 Inter Service Area Fee and Reseller Customer Fee Paid.
      Manager will pay to Sprint PCS an Inter Service Area Fee as set forth in this section 10.4.1 for each billed minute or kilobyte of use that a
      Customer with an NPA-NXX assigned to the Service Area uses a portion of the Sprint PCS Network other than the Service Area Network. Sprint PCS will pay to Manager an Inter Service Area Fee for each billed minute or kilobyte of use that a Customer whose NPA-NXX is not assigned to the
      Service Area Network uses the Service Area Network.

                                       27

                  (a) Sprint PCS will pay to Manager the fees set forth in this
            Section 10.4.1 for each billed minute or kilobyte of use that a
            Reseller Customer uses the Service Area Network unless otherwise negotiated (such fees are referred to in this agreement as "RESELLER
            CUSTOMER FEES"):

                        (i) with respect to arrangements between Sprint PCS and
                  resellers in existence as of April 1, 2004, that Manager has opted into, other than Virgin Mobile USA, the amount of fees set forth in subsections 10.4.1.2 and 10.4.1.3, and with
                  respect to Virgin Mobile USA, the amount of fees set forth in
                  Program Requirement 3.5.2-VMU; except, that the resale
                  arrangement between Sprint PCS and Virgin Mobile USA will each be treated as a new resale arrangement and subject to the
                  compensation set forth in section 10.4.1.1(a)(ii) or (iii), whichever is applicable, if continued after the expiration of the initial term of the arrangement;

                        (ii) with respect to arrangements between Sprint PCS and
                  resellers that are entered into after April 1, 2004 and before
                  January 1, 2007, or that are renewed or extended during that period, the amount of fees collected by Sprint PCS from the resellers as payment for the Reseller Customer's use of the
                  Service Area Network; and

                        (iii) with respect to arrangements between Sprint PCS
                  and resellers that are entered into, renewed or extended
                  during the three-year period beginning on January 1, 2007, or a subsequent three-year period beginning on the third
                  anniversary of the beginning of the previous three-year
                  period, the amount of fees determined as described in section
                  10.4.1.1(c).

                  (b) With respect to resale arrangements described in section
            10.4.1.1(a)(ii), Sprint PCS will give Manager Manager's proportional share of (i) any cash payments, in addition to the reseller rate, relating specifically to the resale arrangements (other than those cash payments for reimbursement of expenses incurred to implement the resale arrangement), and (ii) to the extent reasonably able to be made available to Manager, non-cash payments relating
            specifically to the resale arrangements. For purposes of
            clarification, payments made to Sprint PCS by the other party to a resale arrangement to reimburse Sprint PCS for actual costs incurred to implement some aspect of the resale arrangement are not cash or non-cash payments subject to this section. Each resale arrangement will provide that the other party

                                       28

            to the resale arrangement will reimburse Manager for Manager's actual costs incurred to implement the resale arrangement if (A)
            Sprint PCS obtains from the other party to the resale arrangement a commitment for that party to reimburse Sprint PCS for Sprint PCS'
            actual costs of implementing the resale arrangement and (B) Sprint
            PCS reasonably expects Manager to incur actual costs in implementing the resale arrangement for the reseller.

                  If the reseller is a Related Party of Sprint PCS, then Sprint
            PCS, Manager and all Other Managers must agree on the Reseller
            Customer Fee to be paid by Sprint PCS to Manager and all Other
            Managers and any proportional sharing of any other cash and non-cash payments. If Manager does not so agree in writing with any such reseller arrangement with a Related Party of Sprint PCS, then
            Manager will have no obligation to opt into or support such reseller arrangement.

                  (c) For each three-year period described in section
            10.4.1.1(a)(iii):

                        (i) Sprint PCS will give Manager proposed terms, fees
                  and conditions applicable to Manager's participation in resale arrangements by October 31 of the calendar year before the calendar year in which the then current reseller period ends
                  (e.g., the initial reseller period ends on December 31, 2006 so the amount has to be presented by October 31, 2005).
                  Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed terms, fees and conditions applicable to Manager's participation in resale arrangements within 20 days after Manager receives the
                  proposed terms, fees and conditions applicable to Manager's participation in resale arrangements from Sprint PCS.

                        (ii) If the parties do not agree on the new terms, fees
                  and conditions applicable to Manager's participation in resale arrangements within 30 days after the discussions begin, then
                  Manager may escalate the discussion to the Sprint PCS Chief
                  Financial Officer or Sprint Spectrum may escalate the
                  discussion to Manager's Chief Executive Officer or Chief
                  Financial Officer.

                        (iii) If the parties cannot agree on the new terms, fees
                  and conditions applicable to Manager's participation in resale arrangements through the escalation process within 20 days after the escalation process begins, then without Manager's prior written consent, Manager will not be

                                       29

                  required to participate in any resale arrangement that is
                  entered into by Sprint PCS, or renewed or extended, after the
                  Required Resale Participation Period. Manager will, however, continue to allow resellers with executed contracts under
                  resale arrangements existing prior to or entered into, renewed or extended during the Required Resale Participation Period, with which Manager opted into or was required to participate under this agreement, to activate subscribers with an NPA-NXX assigned to Manager's Service Area and support such resellers throughout the then remaining term of their resale arrangement with Sprint PCS, including any applicable renewal terms and phase out periods. Manager will continue to receive Reseller
                  Customer Fees with respect to such resale arrangements at the same rates in effect at the end of the Required Resale
                  Participation Period.

            Sprint PCS may not amend, modify or change in any manner the Inter
      Service Area Fees between Sprint PCS and Manager or Reseller Customer Fees and other matters set forth in this section 10.4.1 without Manager's prior written consent, except as expressly provided in this section. For purposes of clarification, the parties do not intend the above sentence to limit Sprint PCS' ability to negotiate fees with resellers.

            Sprint PCS will not be obligated to pay Manager those Inter Service
      Area Fees not received by Sprint PCS from an Other Manager who is a debtor in a bankruptcy proceeding with respect to Inter Service Area Fees that
      Sprint PCS owes Manager because of CSAs assigned to such Other Manager's
      Service Area traveling in the Service Area. For clarification purposes,
      Sprint PCS does not have to advance the Inter Service Area Fees for the
      Other Manager who is involved in the bankruptcy proceeding to Manager, to the extent that the Other Manager fails to pay the Inter Service Area
      Fees. Manager bears the risk of loss of the Other Manager who is involved in the bankruptcy proceeding not paying the Inter Service Area Fees to
      Sprint PCS.

            If relief is ordered under title 11 of the United States Code for an
      Other Manager or an Other Manager files a voluntary petition for relief under title 11 of the United States Code and such Other Manager fails to pay to Sprint PCS amounts that such Other Manager owes to Sprint PCS with respect to the Inter Service Area Fees for travel into Manager's Service
      Area, Sprint PCS will immediately assign to Manager all of its claims and rights as a creditor of such Other Manager for those amounts owed with respect to Inter Service Area Fees for travel in Manager's Service Area.
      Sprint PCS agrees to take all actions necessary to effect this assignment of rights to Manager, and further agrees that Manager will not be responsible for any expenses related to such

                                       30

      assignment. If Sprint PCS receives any amounts from an Other Manager involved in a bankruptcy proceeding with respect to Inter Service Area
      Fees for travel into the Service Area, Sprint PCS will immediately remit those amounts to Manager. If relief is ordered under title 11 of the
      United States Code for Sprint PCS or Sprint PCS files a voluntary petition for relief under title 11 of the United States Code, then Sprint PCS will be deemed a trustee for Manager's benefit with respect to any Inter
      Service Area Fees that Sprint PCS collects from Other Managers for travel into Manager's Service Area, and Sprint PCS has no rights to Manager's portion of such Inter Service Area Fees.

            Manager acknowledges that if the manner in which the CSAs are assigned changes because of changes in the manner in which the NPA-NXX is utilized, the manner in which the Inter Service Area Fees and Reseller
      Customer Fees, if any, will be calculated might be changed accordingly.

            10.4.1.2 Voice and 2G Data Rate. The amount of the Inter Service
      Area Voice and 2G Data Fee and Reseller Customer Voice and 2G Data Fee for
      arrangements between Sprint PCS and resellers in existence as of April 1,
      2004, will be as follows:

                  (a) The Inter Service Area Voice and 2G Data Fee for each
            billed minute of use that a Customer uses an Away Network and the
            Reseller Customer Fee for each billed minute of use that a Reseller
            Customer uses the Service Area Network, will be $0.058 from the
            Effective Date to December 31, 2006.

                  (b) For each calendar year during the Term of this agreement beginning January 1, 2007, the Inter Service Area Voice and 2G Data
            Fee for each billed minute of use that a Customer uses an Away
            Network and the Reseller Customer Fee for each billed minute of use that a Reseller Customer uses the Service Area Network, will be an amount equal to 90% of Sprint PCS' Retail Yield for Voice and 2G
            Data Usage for the previous calendar year; provided that such amount for any period will not be less than Manager's network costs
            (including a reasonable return using Manager's weighted average cost of capital applied against Manager's net investment in the Service
            Area Network) to provide the services that are subject to the Inter
            Service Area Voice and 2G Data Fee. If the parties have a dispute relating to the determination of the foregoing fees for any period, then the parties will submit the dispute to binding arbitration as set forth in section 10.4.1.3(b).

            10.4.1.3 3G Data Rate. The amount of the Inter Service Area 3G Data
      Fee and Reseller Customer 3G Data Fee for

                                       31

arrangements between Sprint PCS and resellers in existence as of April 1, 2004, will be as follows:

                  (a) From the Effective Date to December 31, 2006 ("INITIAL 3G
            DATA FEE PERIOD"), the Inter Service Area 3G Data Fee for each kilobyte of use that a Customer uses an Away Network and the
            Reseller Customer 3G Data Fee for each kilobyte of use that a
            Reseller Customer uses the Service Area Network, will be $0.0020;
            except with respect to Sprint 3G Data Service as defined and set out in the Program Requirement 3.5.2.

                  (b) The parties will reset the Inter Service Area 3G Data Fee and the Reseller Customer 3G Data Fee after the Initial 3G Data Fee
            Period ends. The Inter Service Area 3G Data Fee and the Reseller
            Customer 3G Data Fee will be based on an appropriate discount from the Sprint PCS Retail Yield for 3G Data Usage for the previous calendar year to be negotiated before December 31, 2006. Each subsequent fee period will last three years with, for example, the second pricing period beginning on January 1, 2007 and ending on
            December 31, 2009.

                  The process for resetting the fees is as follows:

                        (i) Sprint PCS will give Manager a proposal for the
                  appropriate discount from the Sprint PCS Retail Yield for 3G
                  Data Usage by March 31 of the final year of the then current pricing period. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed schedule of fees within 20 days after Manager receives the proposed schedule of fees from Sprint PCS.

                        (ii) Manager may escalate the discussion to the Chief
                  Financial Officer of Sprint PCS or Sprint PCS may escalate the discussion to Manager's Chief Executive Officer or Chief
                  Financial Officer if the parties do not agree on a new
                  schedule of fees within 30 days after the discussions begin.

                        (iii) If the parties cannot agree on a new schedule of
                  fees within 20 days after a party escalates the discussion, then Manager may either agree to the fees set forth in the
                  Inter Service Area 3G Data Fee and Reseller Customer 3G Data
                  Fee proposal or submit the determination of the Inter Service
                  Area 3G Data Fee and Reseller Customer 3G Data Fee to binding arbitration based on a market-rate determination of an
                  appropriate Inter Service Area 3G Data

                                       32

                  Fee and Reseller Customer 3G Data Fee in accordance with
                  section 14.2, excluding the escalation process set forth in section 14.1.

                        (iv) If Manager submits the matter to arbitration the
                  fees that Sprint PCS proposed will apply starting after
                  December 31 of the first year of the appropriate period as described in section 10.4.1.4 and will continue in effect
                  unless modified by the final decision of the arbitrator. If the arbitrator imposes a fee different than the ones in effect the new fees will be applied as if in effect after December 31 of the first year of the appropriate period as described in section 10.4.1.4 and if on application of the new fees one party owes the other party any amount after taking into
                  account payments the parties have already made then the owing party will pay the other party within 30 days of the date of the final arbitration order.

            10.4.1.4 Rate Changes - Effective Date. All rate changes related to
      Inter Service Area Fees and Reseller Customer Fees will be applied to all activity in a bill cycle regardless of when the activity occurred, if the bill cycle ends after the effective date of the rate change.

            10.4.1.5 Long Distance. The long distance rates associated with the
      Inter Service Area and Reseller Customer usage will be equal to the actual wholesale transport and terminating costs associated with the originating and terminating locations. The rates are then applied to cumulative usage at a BID level for settlement purposes.

            10.4.2 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under section 1.4.

            10.4.3 TERMINATING AND ORIGINATING ACCESS FEE. Sprint PCS will pay
      Manager 92% of any terminating or originating access fees Sprint PCS collects from an IXC that are not subject to refund or dispute (but it will not be Billed Revenue). For purposes of clarification, Sprint
      Corporation's Related Parties are obligated to pay terminating access to
      Sprint PCS only if MCI and AT&T pay terminating or originating access to
      Sprint PCS. At the Effective Date of Addendum IX, neither MCI nor AT&T pays terminating access to Sprint PCS. The ability of wireless carriers to collect access fees is currently subject to legal challenge. The parties acknowledge that Sprint PCS has limited ability to require IXCs to pay access fees.

            10.4.4 REIMBURSEMENTS FOR MISTAKEN PAYMENTS. If one party mistakenly pays an amount that the other party is obligated to pay then the other party will reimburse the paying party, if the paying party

                                       33

      identifies the mistake and notifies the receiving party within 9 calendar months after the date on which the paying party makes the mistaken payment.

            10.5 TAXES AND PAYMENTS TO THE GOVERNMENT. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges payable by
      Sprint PCS to Manager.

            Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate and personal property that Manager owns or uses in fulfilling its obligations under this agreement.

            Manager is responsible for paying all sales, use or similar taxes on the purchase and use of its equipment, advertising and other goods or services in connection with this agreement.

            Sprint PCS will be solely responsible for remitting to government agencies or their designees any and all fees or other amounts owed as a result of the services provided to the Customers under the Management
      Agreement. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to these fees or other amounts.

            10.6 UNIVERSAL SERVICE FUNDS.

            10.6.1 PAID BY GOVERNMENT. Manager is entitled to 100% of any federal and state subsidy funds (the "SUBSIDY FUNDS"), including Universal
      Service Funds, that Manager or Sprint PCS receives from government disbursements based on customers with mailing addresses located in the
      Service Area and with NPA-NXXs assigned to the Service Area, or such other method then in effect under the rules of the FCC, Universal Service
      Administrative Company or other federal or state administrator. For purposes of clarity, Universal Service Funds provide support payments to
      Eligible Telecommunications Carriers ("ETC") serving in high cost areas or providing services to low income individuals. Sprint PCS will file on behalf of itself or Manager appropriate ETC documentation in those jurisdictions in which Sprint PCS determines to make the filing.

            If Manager asks Sprint PCS to make a filing in a jurisdiction and
      Sprint PCS reasonably determines not to make the filing because making the filing is detrimental to Sprint's best interests, then Sprint does not have

                                       34

      to make the filing. If Manager disagrees with the reasonableness of Sprint
      PCS' determination not to make the filing, then the parties will submit to binding arbitration in accordance with section 14.2, excluding the escalation process set forth in section 14.1.

            If the process set forth in the previous paragraph results in Sprint
      PCS making a filing, Manager will pay all of Sprint PCS' reasonable out-of-pocket costs associated with the filing and any compliance obligations that arise from the filing or that are imposed by the jurisdiction in which the filing is made (e.g. filing fees, legal fees, expert witness retention, universal lifeline service, enhancing customer care quality, and including, without limitation, network upgrades). Sprint
      PCS will remit to Manager 50% of any Subsidy Funds that Sprint PCS receives from filings Sprint PCS is required to make under the preceding paragraph that are not payable to Manager under the first paragraph of this section 10.6.1, until the aggregate amount of the payments to Manager under this sentence equal 50% of the amount Manager has paid Sprint PCS under the preceding sentence.

            All Subsidy Funds received must be used to support the provision, maintenance and upgrading of facilities and services for which the funds are intended. Sprint PCS will attempt to recover from the appropriate governmental authority Subsidy Funds and will remit the appropriate recoveries to Manager.

            10.6.2 PAID BY CUSTOMERS. Sprint PCS will be solely responsible for remitting to government agencies or their designees, including but not limited to the Universal Service Administrative Company, all universal service fees. As a consequence of this responsibility, Sprint PCS is entitled to 100% of any amounts that Manager, Sprint PCS or their Related
      Parties receives from Customers (including Customers whose NPA-NXX is assigned to the Service Area) relating to the Universal Service Funds.

            10.7 EQUIPMENT REPLACEMENT PROGRAM. Sprint PCS is entitled to 100%
      of the amounts that Customers pay for participating in any equipment replacement program billed on their Sprint PCS bills. Manager will not be responsible for or in any way billed for any costs or expenses that Sprint
      PCS or any Sprint PCS Related Party incurs in connection with any such equipment replacement program.

            10.8 CUSTOMER EQUIPMENT. Sprint PCS is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories sold or leased by Sprint PCS, and Manager is entitled to 100% of the amounts that Customers pay for subscriber equipment and accessories that Manager sold or leased, subject to the equipment settlement process in section
      4.1.2.

                                       35

            10.9 PHASE I E911. Sprint PCS is entitled to collect 100% of the
      E911 Phase I Surcharges (e.g., for equipment other than handsets, such as platforms and networks). Sprint PCS will attempt to recover from the appropriate governmental authority Phase I E911 reimbursements and will remit the appropriate amounts to Manager.

            10.10 MANAGER DEPOSITS INTO RETAIL BANK ACCOUNTS. Each Business Day,
      Manager will deposit into bank accounts and authorize Sprint PCS or a
      Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint PCS and its Related
      Parties for Sprint PCS Products and Services. Manager will allow the funds deposited in the bank accounts to be transferred daily to other accounts that Sprint PCS designates. Manager will also provide the daily reports of the amounts collected that Sprint PCS requires. Manager will not make any changes to the authorizations and designations Sprint PCS designates for the bank accounts without Sprint PCS' prior written consent.

            10.11 MONTHLY STATEMENTS.

            10.11.1 SECTION 10.2 STATEMENT. Each month Sprint PCS will determine the amount payable to or due from Manager for a Billed Month under section
      10.2. Sprint PCS will deliver a monthly statement to Manager that reports the amount due to Manager, the manner in which the amount was calculated, the amount due to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to or due from
      Manager.

            10.11.2 OTHER STATEMENTS. Sprint PCS will deliver a monthly statement to Manager that reports amounts due to Manager or from Manager, other than amounts described in section 10.12.1, the manner in which the amounts were calculated, the amount due to Manager or to Sprint PCS and its Related Parties under this agreement and the Services Agreement, and the net amount payable to Manager.

            10.11.3 THIRD PARTY CHARGES. Sprint PCS will include any third party charges on Manager's statements within three calendar months after the end of the calendar month during which Sprint PCS receives the third party charge. Sprint PCS' failure to include these charges on Manager's statements within the three calendar month-period will mean that Sprint
      PCS cannot collect those third party charges from Manager.

            10.12 PAYMENTS.

            10.12.1 WEEKLY PAYMENTS. Sprint PCS will pay the amount payable to
      Manager for a Billed Month under section 10.2 in equal

                                       36

      weekly payments on consecutive Thursdays beginning the second Thursday of the calendar month following the Billed Month and ending on the first
      Thursday of the second calendar month after the Billed Month. If Sprint
      PCS is unable to determine the amount due to Manager in time to make the weekly payment on the second Thursday of a calendar month, then Sprint PCS will pay Manager for that week the same weekly amount it paid Manager for the previous week. Sprint PCS will true-up any difference between the actual amount due for the first weekly payment of the Billed Month and amounts paid for any estimated weekly payments after Sprint PCS determines what the weekly payment is for that month. Sprint PCS will use reasonable efforts to true-up within 10 Business Days after the date on which Sprint
      PCS made the estimated weekly payment.

            10.12.2 MONTHLY PAYMENTS. The amounts payable to Manager and Sprint
      PCS and its Related Parties under this agreement and the Services
      Agreement, other than the payments described in section 10.12.1, will be determined, billed and paid monthly in accordance with section 10.12.3.

            10.12.3 TRANSITION OF PAYMENT METHODS. (a) Sprint PCS and Manager
      wish to conduct an orderly transition from making weekly payments to
      Manager based on Collected Revenues to weekly payments based on Billed
      Revenue. The method of calculating the weekly payments will change on the first day of the calendar month after the Effective Date of Addendum IX
      (the "TRANSITION DATE"). The weekly amounts paid to Manager during the calendar month before the Transition Date and on the first Thursday after the Transition Date will be based on the Collected Revenues method. The weekly amounts paid to Manager beginning on the second Thursday of the second calendar month after the Transition Date will be based on the
      Billed Revenue method described in this section 10. To effect an orderly transition, Sprint PCS will pay Manager for the period beginning on the second Thursday after the Transition Date and ending on the first Thursday of the calendar month after the Transition Date an amount calculated as described below in section 10.12.3(b).

            (b) Sprint PCS will apply the estimated collection percentages that
      Sprint PCS uses before the Transition Date to the gross accounts receivable aging categories for Customers with an NPA-NXX assigned to the
      Service Area as of the close of business on the day before the Transition
      Date to calculate the amount Sprint PCS anticipates collecting on those accounts receivable. Sprint PCS will pay Manager the amount estimated to be collected in equal weekly payments on consecutive Thursdays beginning the second Thursday after the Transition Date and ending the first
      Thursday of the calendar month after the Transition Date. Sprint PCS will also pay to Manager no later than the second Thursday after the Transition
      Date any Collected Revenues received after the Saturday before the
      Transition Date and before the

                                       37

      Transition Date.

            (c) Sprint PCS will recalculate the estimated collection percentages and apply the recalculated estimated collection percentages to the gross accounts receivable aging categories described in the first sentence of section 10.12.3(b) when all applicable data is available. Sprint PCS will increase or decrease a weekly payment by the amount of the difference between the amount paid to Manager based on the initial estimated collection percentages and the amount that would have been paid to Manager using the newer estimated collection percentages.

            10.13 DISPUTE OR CORRECTION OF STATEMENT AMOUNT. A party can only dispute or correct an amount on a statement in good faith. If a party disputes or corrects an amount on a statement, the disputing or correcting party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered.

            Any dispute regarding a statement will be submitted for resolution under the dispute resolution process in section 14. The parties must continue to pay to the other party all amounts, except disputed amounts
      (subject to the next paragraph), owed under this agreement and the
      Services Agreement during the dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section
      10.14, exceeds $1,000,000, and upon the written request of the other party, the party disputing the amount (the "DISPUTING PARTY") will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement in a form to be mutually agreed upon by the parties. The Disputing Party will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from the other party in accordance with the foregoing. If the Disputing Party complies with the requirements of this paragraph, then the other party or its Related Parties may not declare the
      Disputing Party in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

            The escrow agent will be an unrelated third party that is in the business of serving as an escrow agent for or on behalf of financial institutions. The parties will share evenly the escrow agent's fees. The escrow agent will invest and reinvest the escrowed funds in interest-bearing money market accounts or as the parties otherwise agree.
      The escrow agent will disburse the escrowed funds in the following manner based on the determination made in the dispute resolution process:

                                       38

                  (a) If the Disputing Party does not owe any of the disputed amounts, then the escrow agent will return all of the escrowed funds to the Disputing Party with the interest earned on the escrowed funds.

                  (b) If the Disputing Party owes all of the disputed amounts, then the escrow agent will disburse all of the escrowed funds with the interest earned on the escrowed funds to the non-disputing party. If the interest earned is less than the amount owed based on the Default Rate, then the Disputing Party will pay the
            non-disputing party the difference between those amounts.

                  (c) If the Disputing Party owes a portion of the disputed
            amounts, then the escrow agent will disburse to the non-disputing party the amount owed with interest at the Default Rate from the escrowed funds and disburse the balance of the escrowed funds to the
            Disputing Party. The Disputing Party will pay the non-disputing party the amount owed for interest at the Default Rate if the amount of the escrowed funds is insufficient.

            Manager and Sprint PCS will take all reasonable actions necessary to allow the Disputing Party to continue to reflect the amounts deposited into the escrow account by the Disputing Party as assets in the Disputing
      Party's financial statements.

            The parties will use the dispute resolution process under section
      14.2 of this agreement, excluding the escalation process set forth in section 14.1, if they cannot agree on the form of escrow agreement.

            The parties agree that, despite this section 10.13, Manager will pay all disputed amounts due to Sprint PCS or any Related Party for fees for
      CCPU Services and CPGA Services payable under the Services Agreement for periods ending on or before December 31, 2006, subject to any other rights and remedies that Manager has under this agreement and the Services
      Agreement.

            The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that a party must complete the dispute resolution process in section 14 before taking any legal or equitable action against the other party.

            10.14 DISPUTE OR CORRECTION OF A THIRD PARTY INVOICE AMOUNT. Sprint
      PCS will include the applicable portion of any amount based on a third party invoice in a statement to Manager within three calendar months after
      Sprint PCS' receipt of the third party invoice. Sprint PCS' failure to include the amount in a statement to Manager within the three calendar month-period will mean that the third party charges will not be collectible

                                       39

      from Manager.

            A party can dispute or correct an amount based on a third party invoice only in good faith. Modified invoices received by Sprint PCS from a third party vendor and then sent by Sprint PCS to Manager will be treated as a new statement for purposes of this section, so long as the modified statement was revised in good faith and not simply to provide
      Sprint PCS additional time to resubmit a previous invoice.

            If a party disputes or corrects an amount on a third party invoice or the amount Sprint PCS attributed to Manager, the disputing party must give the other party written notice of the specific item disputed or corrected, the disputed or corrected amount with respect to that item and the reason for the dispute or correction within three calendar months after the end of the calendar month during which the disputed or erroneous statement was delivered. Sprint PCS and Manager will cooperate with each other to obtain the information needed to determine if the amounts billed by the third party and allocated to Manager were correct.

            Any dispute regarding the amount of the third party invoice Sprint
      PCS attributed to Manager will be submitted for resolution under the dispute resolution process in section 14. Manager must continue to pay to
      Sprint PCS all amounts, except disputed amounts, owed under this agreement and the Services Agreement during the information gathering and dispute resolution process. If the aggregate disputed amount, combined with any aggregate disputed amount under section 10.13, exceeds $1,000,000, and upon the written request of Sprint PCS, Manager will deposit the portion of the disputed amount in excess of $1,000,000 into an escrow account that will be governed by an escrow agreement containing terms similar to the general terms described in section 10.13 and in a form to be mutually agreed upon by the parties. Manager will deposit the amount into the escrow account within 10 Business Days after its receipt of the written request from Sprint PCS in accordance with the foregoing. If Manager complies with the requirements of this paragraph, then none of Sprint PCS or its Related Parties may declare Manager in breach of this agreement or the Services Agreement because of nonpayment of the disputed amount, pending completion of the dispute resolution process.

            The dispute of an item in a statement does not stay or diminish a party's other rights and remedies under this agreement, except that the parties must complete the dispute resolution process in section 14 before taking any legal or equitable action against each other.

            10.15 LATE PAYMENTS. Any amount due under this agreement or the
      Services Agreement without a specified due date will be due 20 days after
      Manager receives an invoice. Any amount due under this agreement

                                       40

      and the Services Agreement (including without limitation any amounts disputed under those agreements that are ultimately determined to be due)
      that is not paid by one party to the other party in accordance with the terms of the applicable agreement will bear interest at the Default Rate beginning (and including) the 6th day after the invoice or settlement due date until (and including) the date paid.

            10.16 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint
      PCS under this agreement, any undisputed amount due Sprint PCS or a
      Related Party of Sprint PCS under the Services Agreement or any other agreement with Sprint PCS or a Related Party of Sprint PCS, or any disputed amount due to Sprint PCS or a Related Party for fees for CCPU
      Services or CPGA Services payable under the Services Agreement, then 5 days after the payment due date Sprint PCS may setoff against its payments to Manager under this section 10 any such undisputed amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS. This right of setoff is in addition to any other right that Sprint PCS or a Related Party of
      Sprint PCS might have under this agreement, the Services Agreement or any other agreements with Sprint PCS or a Related Party of Sprint PCS.

      16. TERMINATION RIGHTS [ADDM X,SS.16]. Section 11.3.7 is deleted, and all references in the agreement to section 11.3.7 are also deleted.

      17. NON-TERMINATION OF AGREEMENT [ADDM I,SS.8]. Sections 11.5.3 and 11.6.4
are replaced with the following paragraphs:

            11.5.3 MANAGER'S ACTION FOR DAMAGES OR OTHER RELIEF. Manager, in
      accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

            11.6.4 SPRINT PCS' ACTION FOR DAMAGES OR OTHER RELIEF. Sprint PCS,
      in accordance with the dispute resolution process in section 14, may seek damages or other appropriate relief, but such action does not terminate this agreement.

      18. BUSINESS VALUATION [ADDM V,SS.4]. A new subsection 11.7.4(f) is added to the Management Agreement:

            (f) In the event the Entire Business Value of the Manager is being determined, the entire value of any Operating Asset may be allocated among the Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to such Operating Asset in determining the Entire Business Value of the Manager and the Other

                                       41

      Affiliates shall not exceed the value of such Operating Asset if it were used to calculate only the Manager's Entire Business Value (i.e. "double counting" is prohibited).

      19. AUDIT [ADDM X,SS.19]. Section 12.1.2 is amended and restated in its entirety to read as follows:

            12.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items excluded from the Fee Based on Billed Revenue), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller
      Customer Fees, CCPU Services or CPGA Services) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint PCS may each request no more than one audit per year.

                  (a) If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the underpayment determination.

                  (b) If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Manager gives Sprint PCS written notice of the overpayment determination.

            The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than
      10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

            Sprint PCS will provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by
      Service Organizations" ("TYPE II REPORT" or "MANAGER MANAGEMENT REPORT")
      to Manager annually. If Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange
      Commission, the Public Company Accounting

                                       42

      Oversight Board or the Financial Accounting Standards Board) requires additional assurances beyond SAS 70, then Sprint PCS will cooperate with
      Manager to provide the additional assurances. Sprint PCS' independent auditors will prepare any Type II Report or Manager Management Report provided under this section 12.1.2 and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over Manager Management Processes.
      "Manager Management Processes" include those services generally provided within this agreement, primarily billing and collection of revenues.

      20. SHARING CONFIDENTIAL INFORMATION WITH LENDERS [ADDM II,SS.7]. Section
12.2(b)(vii) of the Management Agreement is replaced with the following paragraph:

                  (vii) is disclosed by the receiving party to a financial
            institution or accredited investor (as that term is defined in Rule
            501(a) under the Securities Act of 1933) that is considering providing or has provided financing to the receiving party and which financial institution or accredited investor has agreed to keep the
            Confidential Information confidential in accordance with an agreement at least as restrictive as this section 12.2.

      21. REGULATORY NOTICES (COSTS) [ADDM I, SS.2]. The last sentence of section 16.4 is replaced with the following language: "If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS. Sprint PCS will bear the cost of responding to any such communications and complaints unless (1) such response is primarily the result of Manager's acts or omissions that constitute negligence, willful misconduct, or breach of any provision of this agreement (in which case Manager will pay the costs of Sprint PCS' response), or (2) Manager's response is not requested by Sprint PCS."

      22. NOTICES [ADDM IV, SS.2 AND ADDM X, SS.22].

      (a) Section 17.1 is amended and restated in its entirety to read as follows:

            17.1 NOTICES. (a) Any notice, payment, invoice, demand or
      communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described below, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties. Sprint PCS may give notice of changes to a Program Requirement by sending an email that directs Manager to the changed Program

                                       43

      Requirement on the affiliate intranet website.

            The subject line of any email notice that purports to amend any
      Program Requirement must read "Program Requirement Change" and the first paragraph must indicate (i) which Program Requirement is being modified,
      (ii) what is being modified in the Program Requirement, and (iii) when the
      Program Requirement will take effect. The email must also include either a detailed summary of the Program Requirement Change or a redline comparison between the old Program Requirement and the new Program Requirement.

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must:

                  (A) clearly indicate that intent,

                  (B) state the section(s) of the agreements allegedly breached,
            and

                  (C) be mailed or sent by overnight courier in the manner
            described in the first paragraph in this section 17.1.

            Manager will promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS will promptly give Manager a copy of any notice that Sprint PCS receives from the Administrative Agent or any Lender and a copy of any notice that
      Sprint PCS gives to the Administrative Agent or any Lender.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      (b) The parties' notice addresses are as follows:

      For all entities comprising Sprint PCS:

                    Sprint PCS
                    KSOPHJ0212-2A101
                    6130 Sprint Parkway
                    Overland Park, KS  66251
                    Telephone: 913-762-7929
                    Telecopier: 913-523-0539
                    Email: dbotto01@sprintspectrum.com
                    Attention: Vice President - Finance

            with a copy to:

                                       44

                    Sprint Law Department
                    KSOPHT0101-Z2020
                    6391 Sprint Parkway
                    Overland Park, KS 66251
                    Telephone: 913-315-9315
                    Telecopier: 913-523-9823
                    Email: john.w.chapman@mail.sprint.com
                    Attention: John Chapman

      For Manager:

                    Alamosa Wisconsin Limited Partnership
                    5225 S. Loop 289
                    Suite 120
                    Lubbock, TX 79424
                    Telephone: 806-722-1100
                    Telecopier: 806-722-1127
                    Email: dsharbutt@alamosapcs.com
                    Attention: David Sharbutt, President

            with a copy to:

                    Crenshaw, Dupree & Milam, L.L.P.
                    Wells Fargo Center
                    1500 Broadway, 8th Floor
                    Lubbock, Texas 79401
                    Telephone: 806-762-5281
                    Telecopier: 806-762-3510
                    Email: JMcCutchin@cdmlaw.com
                    Attention: Jack McCutchin, Jr.

            and with copies to the following individuals' email addresses if a notice of a Program Requirement Change is sent by email:

                    Kendall W. Cowan, Chief Financial Officer
                    Email: kcowan@alamosapcs.com

                    Stephen A. Richardson, Chief Operating Officer
                    Email: srichardson@alamosapcs.com

                    Loyd I. Rinehart, Senior Vice President of Corporate Finance
                    Email: lrinehart@alamosapcs.com

      23. FORCE MAJEURE [ADDM X,SS.23]. The second paragraph of section 17.9.3 is amended and restated in its entirety to read as follows:

                                       45

            Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement, and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                        (i) any FCC order or any other injunction that any
                  governmental authority issues that impedes the party's ability to comply with the covenant,

                        (ii) the failure of any governmental authority to grant
                  any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any
                  consent, approval, waiver or authorization,

                        (iii) the failure of any vendor to deliver in a timely
                  manner any equipment or service, or

                        (iv) any act of God, act of war or insurrection, riot,
                  fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of the party.

      24. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM
VII,SS.6]. Section 17.12 of the Management Agreement is replaced with the following language:

            17.12 GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS.

            17.12.1 GOVERNING LAW. The internal laws of the State of Kansas
      (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

            17.12.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any
            Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of
            Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                                       46

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas
            State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

      25. TRANSFER OF SPRINT PCS NETWORK [ADDM V,SS.8]. The first sentence of section 17.15.5 is replaced with the following sentence:

            In conjunction with the sale of the Sprint PCS Network, Sprint PCS may sell, transfer or assign the Sprint PCS Network and any of the
      Licenses, including its rights and obligations under this agreement, the
      Services Agreement and any related agreements, to a third party without
      Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement.

      26. ANNOUNCED TRANSACTIONS [ADDM I,SS.9]. Section 17.24 is deleted.

      27. ADDITIONAL TERMS AND PROVISIONS [ADDM I,SS.10 AND ADDM X,SS.27].
Section 17.25 is replaced with the following paragraph:

            17.25 ADDITIONAL TERMS AND PROVISIONS. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or any of its Related Parties under this agreement (e.g., agreements relating to long distance telephone services (section 3.4)) are described on Exhibit 17.25, and photocopies of any such written agreements have been delivered to Sprint PCS.

                                       47

      28. FEDERAL CONTRACTOR COMPLIANCE [ADDM I, SS.11]. A new section 17.28, the text of which is attached as Exhibit A to Addendum I, is added and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirement of this section 17.28.

      29. YEAR 2000 COMPLIANCE [ADDM I,SS.12]. A new section 17.29 is added to the Management Agreement:

                  17.29 YEAR 2000 COMPLIANCE. Sprint PCS and Manager each
            separately represents and warrants that any system or equipment acquired, operated or designated by it for use in the Service Area
            Network or for use to support the Service Area Network, including
            (without limitation) billing, ordering and customer service systems, will be capable of correctly processing and receiving date data, as well as properly exchanging date data with all products (for example, hardware, software and firmware) with which the Service
            Area Network is designed to be used, and will not malfunction or fail to function due to an inability to process correctly date data in conformance with Sprint PCS requirements for "Year 2000
            Compliance." If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by
            Manager (including systems or equipment of third party vendors and subcontractors selected by Manager rather than by Sprint PCS)
            Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000
            Compliant Service Area Network. If the Service Area Network or any
            system used to support the Service Area Network fails to operate as warranted due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network.

                  "YEAR 2000 COMPLIANCE" means the functions, calculations, and other computing processes of the Service Area Network (collectively
            "Processes") that perform and otherwise process, date-arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1,
            2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data

                                       48

            with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the
            Processes or generate incorrect final values or invalid results.

      30. CROSS-DEFAULT [ADDM V,SS.2 AND ADDM VI,SS.2]. A new section 17.30 is added to the Management Agreement:

                  17.30 CROSS-DEFAULT. A breach or Event of Termination under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Texas Telecommunications, L.P., a Texas limited partnership, Alamosa Missouri, LLC, a Missouri limited liability company, Southwest PCS, L.P., an Oklahoma limited partnership, or
            Washington Oregon Wireless LLC, a Delaware limited liability company, or their respective successors or assigns (collectively the
            "OTHER AFFILIATES") also constitutes a breach or Event of
            Termination, as the case may be, by the Manager of the same provision of the applicable Sprint Agreement to which the Manager is a party, and the Sprint Parties (as that term is defined in the
            Consent and Agreement) shall have the same rights under the Sprint
            Agreements and the Consent and Agreement to which the Manager is a party as if the same breach or Event of Termination had occurred under such Sprint Agreement. The Manager has no right to cure any breach or Event of Termination with respect to an Other Affiliate.
            Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the
            Consent and Agreement.

      31. PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS [ADDM V,SS.3]. A
new section 17.31 is added to the Management Agreement:

                  17.31 PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. To
            induce the Sprint Parties to enter into the Consent and Agreement with Citicorp, Manager absolutely and unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the Consent and Agreement) of the Other
            Affiliates and their respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint
            Agreements as they may be amended and modified. Manager agrees that the Sprint Parties shall not be required first to collect from any other guarantor of

                                       49

            any such obligation or to proceed against or exhaust any collateral or security for any obligation before requiring Manager to perform or pay the obligation guaranteed under this section. Any Sprint
            Party may bring suit against Manager without joining the Other
            Affiliates or any other guarantor. Manager agrees that notice given by a Sprint Party to any Other Affiliate under such Other
            Affiliate's Sprint Agreements or the Consent and Agreement
            constitutes notice to the Manager.

      32. FINANCIAL INFORMATION [ADDM X,SS.32]. A new section 17.32 is added to the Management Agreement:

            17.32 COPIES OF FINANCIAL INFORMATION. Manager agrees to give Sprint
      PCS a copy of all financial information it gives the Administrative Agent or any Lender (as such parties are defined in the Consent and Agreement).

                               SERVICES AGREEMENT
                               ------------------

      33. NON-EXCLUSIVE SERVICES [ADDM X,SS.33]. Section 1.3 of the Services
Agreement is amended and restated in its entirety to read as follows:

            1.3 NON-EXCLUSIVE SERVICES. Nothing contained in this agreement confers upon Manager an exclusive right to any of the Services. Sprint
      Spectrum may contract with others to provide expertise and services identical or similar to those to be made available or provided to Manager under this agreement.

      34. CHANGES TO ARTICLE 2 [ADDM X,SS.34; REVISED BY THIS ADDENDUM]. Article
2 of the Services Agreement is amended and restated in its entirety to read as follows:

                                   2. SERVICES

            2.1 SERVICES.

            2.1.1 SERVICES. Subject to the terms of this agreement, through
      December 31, 2006, Manager will obtain the services set forth on Schedule
      2.1.1 attached to this agreement ("SERVICES") from Sprint Spectrum in accordance with this section 2.1, and Sprint Spectrum will provide all or none of the Services. For purposes of clarification, as of the Effective
      Date of Addendum IX through December 31, 2006, Sprint Spectrum is providing all of the Services to Manager and Sprint Spectrum will not provide individual Services.

            The fees charged for the Services and the process for setting the fees charged for the Services are set forth in section 3.2. Sprint

                                       50

      Spectrum may designate additional Services upon at least 60 days' prior written notice to Manager by providing an amended Schedule 2.1.1 to
      Manager in accordance with the provisions of section 9.1.

            Without Manager's prior written consent, neither Sprint Spectrum nor any of its Related Parties will require Manager to pay for:

            (A) any of those additional CCPU Services or CPGA Services to the extent that they are the same as or functionally equivalent to any service or benefit that Manager currently receives from Sprint Spectrum or its
      Related Parties or Sprint PCS or its Related Parties but for which Manager does not pay a separate fee immediately after the Effective Date, or

            (B) any other additional CCPU Services or CPGA Services through
      December 31, 2006. After that date the fee for those other additional
      Services will be included in the fees for CCPU Services and CPGA Services.

            2.1.2 DISCONTINUANCE OF SERVICES. If Sprint Spectrum determines to no longer offer a Service, then Sprint Spectrum must

                        (i) notify Manager in writing a reasonable time before
                  discontinuing the Service, except Sprint will notify Manager at least 9 months before Sprint plans to discontinue a
                  significant Service (e.g., billing, collection and customer care).

                        (ii) discontinue the Service to all Other Managers.

      If Manager determines within 90 days after receipt of notice of discontinuance that it wants to continue to receive the Service, Sprint
      Spectrum will use commercially reasonable efforts to:

                        (a) help Manager provide the Service itself or find
                  another vendor to provide the Service, and

                        (b) facilitate Manager's transition to the new Service
                  provider.

            The fees charged by Sprint Spectrum for the CCPU Services and CPGA
      Services will be reduced by any fees payable by Manager to a vendor or new
      Service provider in respect of discontinued CCPU Services and CPGA
      Services, if (x) Sprint Spectrum procures such CCPU Services or CPGA
      Services from a vendor or a new Service provider and bills those items as
      Settled-Separately Manager Expenses (as defined in subsection 3.2.5 of this agreement), or (y) Manager procures

                                       51

      such CCPU Services or CPGA Services from a vendor or a new provider of
      Services, or (z) Manager self-provisions the Service. No adjustment to the fees will be made if Sprint Spectrum discontinues a CCPU Service or CPGA
      Service and Sprint Spectrum does not provide the CCPU Service or CPGA
      Service to end users.

            2.1.3 PERFORMANCE OF SERVICES. Sprint Spectrum may select the method, location and means of providing the Services. If Sprint Spectrum wishes to use Manager's facilities to provide the Services, Sprint
      Spectrum must obtain Manager's prior written consent.

            2.2 THIRD PARTY VENDORS. Some of the Services might be provided by third party vendors under arrangements between Sprint Spectrum and the third party vendors. In some instances, Manager may receive Services from a third party vendor under the same terms and conditions that Sprint
      Spectrum receives those services. In other instances, Manager may receive
      Services under the terms and conditions set forth in an agreement between
      Manager and the third party vendor.

      35. CHANGES TO ARTICLE 3 [ADDM X,SS.35; REVISED BY THIS ADDENDUM]. (a)
Section 13 of Addendum I is deleted. Article 3 of the Services Agreement is amended and restated in its entirety to read as follows:

                              3. FEES FOR SERVICES

            3.1 SERVICES. Manager will pay Sprint Spectrum a fee for the
      Services provided by or on behalf of Sprint Spectrum now or in the future, subject to Section 2.1.1. Manager may not obtain these Services from other sources, except as provided in this agreement.

            If an accounting classification change has the effect of moving a
      Service from a CCPU Service or CPGA Service to a Settled-Separately
      Manager Expense, the fees for the CCPU Services or CPGA Services, as applicable, charged by Sprint Spectrum will be reduced by the fees payable by Manager for the new Settled-Separately Manager Expense.

            3.2 FEES FOR SERVICES.

            3.2.1 INITIAL PRICING PERIOD. The fees Manager will pay Sprint
      Spectrum for the CCPU Services and CPGA Services provided to Manager by or on behalf of Sprint Spectrum each month from the Effective Date of
      Addendum XI until December 31, 2006 ("INITIAL PRICING Period"), will be:

            (a) for the CCPU Services: $7.00 per subscriber multiplied by the
      Number of Customers in Manager's Service Area, and

                                       52

            (b) for the CPGA Services: $23.00 per Gross Customer Addition in
      Manager's Service Area multiplied by the Gross Customer Additions in
      Manager's Service Area.

            The fees will be paid as set forth in section 10 of the Management
      Agreement.

            3.2.2 PRICING PROCESS. The parties will reset the CCPU and CPGA amounts to be applied in each pricing period after the Initial Pricing
      Period ends. Each subsequent pricing period will last three years (if
      Manager continues to use Sprint Spectrum or a Related Party to provide these Services) with, for example, the second pricing period beginning on
      January 1, 2007 and ending on December 31, 2009.

            The process for resetting the amounts is as follows:

            (a) Sprint Spectrum will give Manager proposed CCPU and CPGA amounts by October 31 of the calendar year before the calendar year in which the then current pricing period ends (e.g. if the pricing period ends on
      December 31, 2006 then the amounts have to be presented by October 31,
      2005). The proposed amounts will be based on the amount necessary to recover Sprint PCS' reasonable costs for providing the CCPU Services and
      CPGA Services to Manager and the Other Managers. Manager's representative and the Sprint PCS representative will begin discussions regarding the proposed CCPU and CPGA amounts within 20 days after Manager receives the proposed CCPU and CPGA amounts from Sprint Spectrum.

            (b) The fee Manager will pay Sprint Spectrum for the CCPU Services provided to Manager by or on behalf of Sprint Spectrum each month beginning on January 1, 2007 until December 31, 2008 under the pricing process described in this section 3.2.2 will not exceed $8.50 per subscriber multiplied by the Number of Customers in Manager's Service
      Area.

            (c) If the parties do not agree on new CCPU and CPGA amounts within
      30 days after the discussions begin, then Manager may escalate the discussion to the Sprint PCS Chief Financial Officer or Sprint Spectrum
      may escalate the discussion to Manager's Chief Executive Officer or Chief
      Financial Officer.

            (d) If the parties cannot agree on the new CCPU and CPGA amounts through the escalation process within 20 days after the escalation process begins, then Manager may either

                  (i) submit the determination of the CCPU and CPGA amounts to binding arbitration under section 14.2 of

                                       53

            this agreement, excluding the escalation process set forth in section 14.1 and continue obtaining all of the CCPU Services and
            CPGA Services from Sprint Spectrum at the CCPU and CPGA amounts the arbitrator determines, or

                  (ii) procure from a vendor other than Sprint Spectrum or
            self-provision all of the Services.

            By December 1, 2006, the parties will agree on a service level agreement for customer care services and collection services
      ("CUSTOMER-RELATED SERVICES") that will apply to Customer-Related Services delivered by Sprint Spectrum starting on January 1, 2007. If the parties cannot agree on a service level agreement by December 1, 2006, either party may submit a proposed service level agreement to binding arbitration under section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1. If the arbitration concludes after
      January 1, 2007 the service level agreement, as agreed upon through the arbitration process, will be effective as of January 1, 2007. The agreement will set forth 5 metrics for Customer-Related Services and will provide that Sprint Spectrum will use commercially reasonable efforts to meet the industry averages for those metrics as in effect on December 1,
      2006. The 5 metrics are:

            (a)   Service Grade Rate defined as percentage of calls answered in
                  60 seconds or less after the customer enters the call queue.

            (b)   Average Hold Time defined as average time a customer waits to talk to a customer service representative once the customer enters the call queue.

            (c)   Abandoned Call Rate defined as the percentage of calls that disconnect prior to talking to a customer service
                  representative after the customer enters the call queue.

            (d)   Net Write-Offs Rate defined as monthly write-offs of accounts receivable, net of customer deposits, divided by monthly
                  subscriber revenue.

            (e)   Past-Due Accounts Receivable Aging Rates defined as percentage of accounts receivable greater than 60 days from due date.

            The service level agreement will provide that Sprint Spectrum will give Manager a quarterly report on the above metrics. Beginning in 2008,
      Manager will have the right to opt out of Sprint Spectrum providing the
      Customer Related Services if the average of the metrics reflected in the four quarterly reports for the prior calendar year indicate that Sprint
      Spectrum is not in compliance with any 2 of the 5 metrics. To exercise the opt-out right, Manager

                                       54

      must give its opt-out notice to Sprint Spectrum during the first quarter of any calendar year that Manager has an opt-out right. Upon receipt of an opt-out notice, Manager and Sprint Spectrum will use commercially reasonable efforts to transition the Customer-Related Services to Manager or a third party vendor within 9 months after the opt-out notice date.
      Upon the parties' completion of the transition, the parties will agree to an adjustment to the CCPU Service Fee being charged by Sprint Spectrum to
      Manager. If the parties cannot agree to an adjustment, Manager has the right to submit the determination to binding arbitration under section
      14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1, and continue obtaining all the CPGA Services and remaining CCPU services from Sprint Spectrum. Manager will reimburse
      Sprint Spectrum for transition and continuing operation costs in accordance with Section 3.2.4.

            Manager's opt-out right described above is its sole remedy if Sprint
      Spectrum is not in compliance with the metrics; Sprint Spectrum's non-compliance with the metrics does not constitute a breach of this agreement or any other agreement between the parties.

            Manager has the right to propose to Sprint Spectrum that Manager self-provision or procure from a vendor some, but not all, of the
      Services. Sprint Spectrum will discuss the proposal with Manager, but
      Manager can only self-provision or procure from a vendor some of the
      Services if Sprint Spectrum agrees.

            Manager will begin paying Sprint Spectrum under the CCPU and CPGA amounts that Sprint Spectrum presents for discussion at the beginning of the new pricing period until the date on which the parties agree or until the arbitrator determines the new CCPU and CPGA amounts, whichever occurs first. Within 30 days after the amounts are determined (either by agreement or by arbitration), Sprint PCS will recalculate the fees from the beginning of the new pricing period and give notice to Manager of what the fees are and the amount of any adjusting payments required. If Sprint
      PCS owes Manager a refund of fees already paid, Sprint PCS may pay the amount to Manager or Sprint PCS, in its sole discretion, may credit the amount of the refund against any amounts Manager then owes to Sprint PCS.
      If Sprint PCS chooses to pay the refund, it will make the payment at the time it sends the notice to Manager; If Sprint PCS chooses to credit the refund, it will in the notice indicate the amounts owing to which the credit will be applied. If Manager owes Sprint PCS additional fees Manager will pay those fees to Sprint PCS within 10 days after receipt of the notice.

            3.2.3 SPRINT SPECTRUM FIRST RIGHT OF REFUSAL. Manager must give
      Sprint Spectrum written notice of Manager's decision to procure the
      Services from a third party vendor the Services at least 120 days before the end of the Initial Pricing Period or any subsequent three-year pricing period and provide the third party vendor terms to Sprint

                                       55

      Spectrum. Sprint Spectrum will have 30 days from the date it receives the third party vendor's terms to decide if it will provide those Services to
      Manager under those terms.

            Manager must agree to receive the Services from Sprint Spectrum if
      Sprint Spectrum gives notice to Manager that it will provide the Services to Manager on the third party vendor terms. If Sprint Spectrum does not exercise its first right of refusal, Manager must sign the agreement with the third party vendor on the same terms and conditions as presented to
      Sprint Spectrum within 10 Business Days after Sprint Spectrum notifies
      Manager of its decision not to exercise the first right of refusal or the expiration of the 30-day period, whichever occurs first. The procedure set forth in this section 3.2.3 will begin again if Manager does not sign the agreement with the third party vendor as required in the preceding sentence.

            3.2.4 TRANSITION AND CONTINUING OPERATING COSTS. Sprint Spectrum
      will cooperate with Manager and work diligently and in good faith to implement the transition to another service provider (including Manager, if applicable), in a reasonably efficient and expeditious manner.

            Manager will pay for all reasonable out-of-pocket costs that Sprint
      Spectrum and its Related Parties actually incur to (i) transfer any
      Service(s) provided to Manager to a third party vendor or to enable
      Manager to self-provide any Service(s), and (ii) operate and maintain systems, processes, licenses and equipment to support those Services.
      Sprint Spectrum will bill Manager monthly for these costs.

            3.2.5 SETTLED-SEPARATELY MANAGER EXPENSES. Manager will pay to or reimburse Sprint Spectrum for any amounts that Sprint Spectrum or its
      Related Parties pays for Settled-Separately Manager Expenses.
      "SETTLED-SEPARATELY MANAGER EXPENSES" means those items the parties choose to settle separately between themselves (e.g. accessory margins, reciprocal retail store cost recovery) that are listed in sections C and D of Schedule 2.1.1.

            Sprint Spectrum will give Manager at least 60 days' prior written notice by providing an amended Schedule 2.1.1 to Manager in accordance with the provisions of section 9.1 of any additional Services added to sections C and D of Schedule 2.1.1, but no additional service may be added to the extent it is the same as, or functionally equivalent to, either:

                  (a) any service that Sprint Spectrum or any of its Related
            Parties currently provides to Manager as a CCPU Service or a CPGA
            Service (unless the fees payable by Manager to Sprint Spectrum hereunder are correspondingly reduced) or

                                       56

                  (b) any service or benefit that Manager currently receives from Sprint Spectrum or its Related Parties but for which Manager does not pay a separate fee before the Effective Date.

            For each Settled-Separately Manager Expense, Sprint Spectrum will provide sufficient detail to enable Manager to determine how the expense was calculated, including the unit of measurement (e.g., per subscriber per month or per call) and the record of the occurrences generating the expense (e.g., the number of calls attributable to the expense). If an expense is not reasonably subject to occurrence level detail, Sprint
      Spectrum will provide reasonable detail on the process used to calculate the fee and the process must be reasonable. A detail or process is reasonable if it is substantially in the form as is customarily used in the wireless industry. The Settled-Separately Manager Expenses will be paid as set forth in section 10 of the Management Agreement. Sprint
      Spectrum and its Related Parties may arrange for Manager to pay any of the
      Settled-Separately Manager Expenses directly to the vendor after giving
      Manager reasonable notice.

            Unless Manager specifically agrees otherwise, any Settled-Separately
      Manager Expense that Sprint Spectrum or any of its Related Parties is entitled to charge or pass through to Manager under this agreement or the
      Management Agreement will reflect solely out-of-pocket costs and expenses that Sprint Spectrum or its Related Parties actually incur, will be usage-based or directly related to revenue-generating products and services, and will not include any allocation of Sprint PCS' or its
      Related Parties' internal costs or expenses (including, but not limited to, allocations of general and administrative expenses or allocations of employee compensation or related expenses). For clarity, Sprint Spectrum's or its Related Parties' out-of-pocket costs for handset and accessory inventory consist of actual inventory invoice costs less any volume incentive rebates and price protection credits that Sprint Spectrum or its
      Related Parties receive from a vendor.

            3.3 LATE PAYMENTS. Any payment due under this section 3 that Manager fails to pay to Sprint Spectrum in accordance with this agreement will bear interest at the Default Rate beginning (and including) the 6th day after the due date stated on the invoice until (and including) the date on which the payment is made.

            3.4 TAXES. Manager will pay or reimburse Sprint Spectrum for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees that a governmental authority levies on the fees and charges that Manager pays to Sprint
      Spectrum or a Related Party.

      36. AUDIT [ADDM X,SS.36]. Section 5.1.2 of the Services Agreement is
amended and restated in its entirety to read as follows:

                                       57

            5.1.2 AUDITS. On reasonable advance notice by one party, the other party must provide its independent or internal auditors access to its appropriate financial and operating records, including, without limitation, vendor and distribution agreements, for purposes of auditing the amount of fees (including the appropriateness of items included in
      Settled-Separately Manager Expenses), costs, expenses (including operating metrics referred to in this agreement and the Services Agreement relating to or used in the determination of Inter Service Area Fees, Reseller
      Customer Fees, CCPU Services or CPGA Services) or other charges payable in connection with the Service Area for the period audited. The party that requested the audit may decide if the audit is conducted by the other party's independent or internal auditors. Manager and Sprint Spectrum may each request no more than one audit per year.

                  (a) If the audit shows that Sprint Spectrum was underpaid
            then, unless the amount is contested, Manager will pay to Sprint
            Spectrum the amount of the underpayment within 10 Business Days after Sprint Spectrum gives Manager written notice of the
            underpayment determination.

                  (b) If the audit determines that Sprint Spectrum was overpaid then, unless the amount is contested, Sprint Spectrum will pay to
            Manager the amount of the overpayment within 10 Business Days after
            Manager gives Sprint Spectrum written notice of the overpayment determination.

            The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than
      10% or the amount owed by the audited party is increased by more than 10%, in which case the audited party will pay the costs and expenses related to the audit.

            If either party disputes the auditor's conclusion then the dispute will be submitted to binding arbitration in accordance with section 14.2 of the Management Agreement, excluding the escalation process set forth in section 14.1 of the Management Agreement.

            Sprint PCS will provide a Type II Report to Manager annually. If
      Manager, on the advice of its independent auditors or its legal counsel, determines that a statute, regulation, rule, judicial decision or interpretation, or audit or accounting rule, policy or literature published by the accounting or auditing profession or other authoritative rule making body (such as the Securities and Exchange Commission, the
      Public Company Accounting Oversight Board or the Financial Accounting
      Standards Board) requires additional assurances beyond SAS 70, then Sprint
      Spectrum will cooperate with Manager to provide the additional assurances.
      Sprint Spectrum's independent auditors will prepare any Type II Report or
      Manager Management Report provided under this section 5.1.2

                                       58

      and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over
      Manager Management Processes.

      37. NOTICES [ADDM X,SS.37]. Section 9.1 of the Services Agreement is
amended and restated in its entirety to read as follows:

            9.1 NOTICES. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, charges prepaid or sent by facsimile or email (in either instance with acknowledgement or read receipt received), and addressed as described in section 17.1(b) of the Management Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

            The subject line of any email notice that purports to add any additional service to Schedule 2.1.1 must read "Additional Service to
      Schedule 2.1.1". The new Schedule 2.1.1 must also be attached to the email, and notice will also be provided to those individuals listed for notices for Manager regarding Program Requirement Changes set forth in section 17.1(b) of the Management Agreement.

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and in addition to any other form of notice it must be mailed or sent by overnight courier in the manner described in the first paragraph of this section 9.1.

            Manager will promptly give Sprint Spectrum a copy of any notice
      Manager receives from the Administrative Agent or any Lender, and a copy of any notice Manager gives to the Administrative Agent or any Lender.
      Sprint Spectrum will promptly give Manager a copy of any notice that
      Sprint Spectrum receives from the Administrative Agent or any Lender and a copy of any notice that Sprint Spectrum gives to the Administrative Agent or any Lender.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      38. ENTIRE AGREEMENT; AMENDMENTS [ADDM X,SS.38]. Section 9.6 of the
Services Agreement is amended and restated in its entirety to read as follows:

                                       59

            9.6 ENTIRE AGREEMENT; AMENDMENTS. The provisions of this agreement and the Management Agreement including the exhibits to those agreements set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint Spectrum's right to add additional Services to Schedule 2.1.1 subject to the provisions of section 2.1.1 and section 3.2.5, this agreement may be modified or amended only by a written amendment signed by the persons or entities authorized to bind each party.

      39. FORCE MAJEURE [ADDM X,SS.39]. The second paragraph of section 9.8 of the Services Agreement is amended and restated in its entirety to read as follows:

            Neither Manager nor Sprint Spectrum, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with any covenant, if the party's non-compliance with the covenant results primarily from:

                        (i) any FCC order or any other injunction that any
                  governmental authority issues that impedes the party's ability to comply with the covenant,

                        (ii) the failure of any governmental authority to grant
                  any consent, approval, waiver or authorization or any delay on the part of any governmental authority in granting any
                  consent, approval, waiver or authorization,

                        (iii) the failure of any vendor to deliver in a timely
                  manner any equipment or service, or

                        (iv) any act of God, act of war or insurrection, riot,
                  fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of the party.

      40. GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS [ADDM
VII,SS.6]. Section 9.11 of the Services Agreement is replaced with the following language:

            9.11 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.

                  9.11.1 GOVERNING LAW. The internal laws of the State of Kansas
            (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

                                       60

                  9.11.2 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any
            Kansas State court sitting in the County of Johnson or any Federal court of the United States of America sitting in the District of
            Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas
            State court sitting in the County of Johnson or any Federal court sitting in the District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                          TRADEMARK LICENSE AGREEMENTS
                          ----------------------------

      41. NOTICES [ADDM X,SS.41]. Section 15.1 of each of the Trademark License
Agreements is amended and restated in its entirety to read as follows:

            Section 15.1. Notices. Any notice, payment, invoice, demand or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received), charges prepaid and addressed as described in section 17.1(b) of the Management
      Agreement, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

                                       61

            Any notice, demand or communication intended to be notice of a breach of an agreement or notice of an Event of Termination must clearly indicate that intent, state the section(s) of the agreements allegedly breached, and be mailed or sent by overnight courier in the manner described in the preceding paragraph.

            Licensee will promptly give Licensor a copy of any notice Licensee receives from any Administrative Agent or any Lender, and a copy of any notice Licensee gives to any Administrative Agent or any Lender. Licensor will promptly give Licensee a copy of any notice that Licensor receives from the Administrative Agent or any Lender and a copy of any notice that
      Licensor gives to the Administrative Agent or any Lender.

            All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      42. GOVERNING LAW [ADDM VII,SS.6]. Section 15.8 of each of the Trademark
License Agreements is replaced by the following language:

            15.8 Governing Law. The internal laws of the State of Kansas
      (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      43. JURISDICTION [ADDM VII,SS.6]. Section 15.13 of each of the Trademark
License Agreements is replaced by the following language:

            15.13 Jurisdiction; Consent to Service of Process.

            (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Kansas
      State court sitting in the County of Johnson or any Federal court of the
      United States of America sitting in the District of Kansas, and any appellate court from any such court, in any suit action or proceeding arising out of or relating to this agreement, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Kansas State Court or, to the extent permitted by law, in such Federal court.

            (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement in Kansas State court sitting in the County of Johnson or any Federal court sitting in the

                                       62

      District of Kansas. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

            (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this agreement, provided that such service shall be deemed to have been given only when actually received by such party. Nothing in this agreement shall affect the right of a party to serve process in another manner permitted by law.

                             SCHEDULE OF DEFINITIONS
                             -----------------------

      44. DELETED DEFINITION [ADDM X,SS.44]. The definition of "Available
Services" is deleted.

      45. ADDITIONAL, AMENDED OR SUPPLEMENTED DEFINITIONS [ADDM X,SS.45; REVISED
BY THIS ADDENDUM]. The following are new or amended definitions, unless otherwise indicated:

            "ALAMOSA MANAGERS" means Manager and the Other Managers controlled by Alamosa Holdings, Inc.

            "ALLOCABLE SOFTWARE FEE" has the meaning set forth in section
      1.3.4(e) of the Management Agreement.

            "ALLOCATED WRITE-OFFS" has the meaning set forth in section 10.3.4 of the Management Agreement.

            "AMOUNT BILLED (NET OF CUSTOMER CREDITS)" has the meaning set forth in section 10.3.3 of the Management Agreement.

            "AWAY NETWORK" means:

                        (i) any portion of the Sprint PCS Network other than
                  Manager's Service Area Network, in the case of Customers with an NPA-NXX assigned to the Service Area (or any other such designation in accordance with section 17.17 of the Management
                  Agreement), and

                        (ii) Manager's Service Area Network, in the case of
                  Customers with an NPA-NXX assigned to an area outside the
                  Service Area (or any other such designation in accordance with section 17.17 of the Management Agreement).

                                       63

            "BILLED COMPONENT(S)" has the meaning set forth in section 10.3.2 of the Management Agreement.

            "BILLED MONTH" has the meaning set forth in section 10.2.1 of the
      Management Agreement.

            "BILLED REVENUE" has the meaning set forth in section 10.2.1 of the
      Management Agreement.

            "CCPU SERVICES" means those Services listed in section A of Schedule
      2.1.1 to the Services Agreement.

            "CHIEF FINANCIAL OFFICER OF SPRINT PCS", "SPRINT PCS CHIEF FINANCIAL
      OFFICER" and other references to the Chief Financial Officer of Sprint PCS mean the Senior Vice President - Finance of Sprint Corporation designated to serve as the chief financial officer of Sprint PCS or if none, the individual serving in that capacity.

            "CPGA SERVICES" means those Services listed in section B of Schedule
      2.1.1 to the Services Agreement.

            "CSA" has the meaning set forth in section 10.2.1 of the Management
      Agreement.

            "CUSTOMER" means any customer, except Reseller Customers or customers of third parties for which Manager provides solely switching services, who purchases Sprint PCS Products and Services, regardless of where their NPA-NXX is assigned.

            "CUSTOMER CREDITS" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "CUSTOMER EQUIPMENT CHARGES" has the meaning set forth in section
      10.3.2.5 of the Management Agreement.

            "CUSTOMER EQUIPMENT CREDITS" has the meaning set forth in section
      10.3.2.2 of the Management Agreement.

            "CUSTOMER-RELATED SERVICES" has the meaning set forth in section
      3.2.2 of the Services Agreement.

            "CUSTOMER TAXES" means the amounts that Sprint PCS bills to Manager
      Accounts for taxes, including, without limitation, federal, state, and local sales, use, gross and excise tax.

                                       64

            "EFFECTIVE DATE" has the meaning set forth in the preamble of this
      Addendum.

            "ENTERPRISE VALUE" means either:

            (i) if the entity has issued publicly-traded equity, the combined book value of the entity's outstanding debt and preferred stock less cash plus the fair market value of each class of its publicly-traded equity other than any publicly-traded preferred stock. For the purposes of this definition, the fair market value of a class of the entity's publicly-traded equity (other than publicly-traded preferred stock) is equal to the product of:

                        (A) the number of issued and outstanding shares of the
                  class of publicly-traded equity as of the date of
                  determination, times

                        (B) the applicable average closing price (or average
                  closing bid, if traded on the over-the-counter market) per share of the class of publicly-traded equity over the 21
                  consecutive trading days immediately preceding the date of determination; or

            (ii) if the entity does not have issued publicly-traded equity, the combined book value of the entity's outstanding debt and equity less cash.

            "E911 PHASE I SURCHARGES" means all costs related to Phase I E911 functionality.

            "E911 PHASE II SURCHARGES" has the meaning set forth in section
      10.3.2.6 of the Management Agreement.

            "ETC" has the meaning set forth in section 10.6.1 of the Management
      Agreement.

            "FEE BASED ON BILLED REVENUE" has the meaning set forth in section
      10.2.1 of the Management Agreement.

            "GROSS CUSTOMER ADDITIONS IN MANAGER'S SERVICE AREA" means the average number of Customers activated (without taking into consideration the number of Customers lost) during the previous month with an NPA-NXX assigned to the Service Area as reported in Sprint PCS' most recent monthly KPI report.

            "INITIAL 3G DATA FEE PERIOD" has the meaning set forth in section
      10.4.1.3(a) of the Management Agreement.

                                       65

            "INITIAL PRICING PERIOD" has the meaning set forth in section 3.2.1 of the Services Agreement.

            "INTER SERVICE AREA FEE" has the meaning set forth in section 4.3 of the Management Agreement.

            "INVESTMENT BANKER" has the meaning set forth in section 9.3.2 of the Management Agreement.

            "MANAGER ACCOUNTS" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "MANAGER MANAGEMENT PROCESS" has the meaning set forth in section
      12.1.2 of the Management Agreement.

            "MANAGER MANAGEMENT REPORT" has the meaning set forth in section
      12.1.2 of the Management Agreement.

            "NET BILLED REVENUE" has the meaning set forth in section 10.2.1 of the Management Agreement.

            "NEW COVERAGE" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

            "NPA-NXX" means NPA-NXX or an equivalent identifier, such as a network access identifier (NAI).

            "NUMBER OF CUSTOMERS IN MANAGER'S SERVICE AREA" means the average number of Customers with NPA-NXXs assigned to the Service Area reported in
      Sprint PCS' most recent monthly KPI report.

            "OTHER AFFILIATES" [ADDM V SS.2 AND ADDM VI, SS.2] has the meaning set forth in section 17.30 of the Management Agreement.

            "OUTBOUND ROAMING FEES" means the amounts that Sprint PCS or its
      Related Parties bills to Manager Accounts for calls placed on a non-Sprint
      PCS Network.

            "OVERALL CHANGES" has the meaning set forth in section 1.10(a) of the Management Agreement.

            "PROGRAM REQUIREMENT CHANGE" has the meaning set forth in section
      9.3.1 of the Management Agreement.

            "REQUIRED RESALE PARTICIPATION PERIOD" means the period from April
      1, 2004, until the later of (1) December 31, 2006 and (2) the expiration of any three-

                                       66

      year period beginning after December 31, 2006, for which Sprint PCS and
      Manager have reached agreement in accordance with section 10.4.1.1(c) with respect to the terms, fees and conditions applicable to Manager's participation in resale arrangements entered into by Sprint PCS.

            "RESELLER CUSTOMER" means customers of companies or organizations with a Private Label PCS Services or similar resale agreement with Sprint
      PCS or Manager.

            "RESELLER CUSTOMER FEES" has the meaning set forth in section
      10.4.1.1 of the Management Agreement.

            "SCCLP" has the meaning set forth in section 3.4.2(b) of the
      Management Agreement.

            "SELECTED SERVICES" means Services.

            "SERVICE AREA NETWORK" means the network that is directly required for the provision of telecommunications services to Customers and is managed by Manager under the Management Agreement in the Service Area under the License.

            "SERVICES" has the meaning set forth in section 2.1.1 of the
      Services Agreement.

            "SETTLED-SEPARATELY MANAGER EXPENSES" has the meaning set forth in section 3.2.5 of the Services Agreement.

            "SOFTWARE" means only that software and software features currently existing or developed in the future that are used in connection with telecommunications equipment owned or leased by Manager in Manager's provisioning of wireless services in the Service Area and includes, without limitation, software maintenance, updates, improvements, upgrades and modifications. "Software" expressly excludes:

                        (i) software "rights to use" licenses to the extent paid
                  to the licensor directly by Manager, and

                        (ii) software operating Sprint PCS' national platforms,
                  billing system platforms, customer service platforms and like applications.

            "SOFTWARE FEES" means costs associated (including applicable license fees) with procuring software, software maintenance, software upgrades and other software costs needed to provide uniform and

                                       67

      consistent operation of the wireless systems within the Sprint PCS
      Network.

            "SPRINT PCS" means any or all of the following Related Parties who are License holders or signatories to the Management Agreement: Sprint
      Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a
      Delaware limited partnership, SprintCom, Inc., a Kansas corporation,
      PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo,
      L.P., a Delaware limited partnership, Sprint Telephony PCS, L.P., a
      Delaware limited partnership, Sprint PCS License, L.L.C., a Delaware limited liability company, American PCS Communications, LLC, a Delaware limited liability company, and APC PCS, LLC, a Delaware limited liability company. Any reference in the Management Agreement or Services Agreement to Cox Communications PCS, L.P., a Delaware limited partnership, or Cox
      PCS License, L.L.C., a Delaware limited liability company, is changed to
      Sprint Telephony PCS, L.P., a Delaware limited partnership, or Sprint PCS
      License, L.L.C., a Delaware limited liability company, respectively, to reflect name changes filed with the Delaware Secretary of State in 2002.

            "SPRINT PCS ARPU" means the average revenue per user publicly announced by Sprint PCS or its Related Parties for the most recent calendar year. Sprint PCS ARPU is generally calculated by dividing wireless service revenues by average wireless subscribers.

            "SPRINT PCS RETAIL YIELD FOR VOICE AND 2G DATA USAGE" means the quotient calculated by dividing (a) Sprint PCS ARPU less the 3G data component in the Sprint PCS ARPU by (b) the reported minutes of use per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

            "SPRINT PCS RETAIL YIELD FOR 3G DATA USAGE" means the quotient calculated by dividing (a) the 3G data component in the Sprint PCS ARPU by
      (b) the kilobytes of use for 3G data usage per subscriber for the calendar year for which the Sprint PCS ARPU was calculated.

            "SUBSIDY FUNDS" has the meaning set forth in section 10.6.1 of the
      Management Agreement.

            "3M-POPS MANAGER" means any Other Manager whose ultimate parent entity (as defined by the Hart-Scott-Rodino Antitrust Improvements Act of
      1976) controls entities with 3 million or more covered pops.

            "TOTAL SOFTWARE COST" means the amount paid by Sprint PCS to the vendor directly associated with the Software used by Sprint PCS, Manager and Other Managers (if and to the extent Manager and the Other Managers have agreed to pay any Allocable Software Fee) for the Sprint PCS Network
      for which Manager is not obligated to pay the Software

                                       68

      vendor directly, net of any discounts or rebates and excluding any mark-up by Sprint PCS for administrative or other fees.

            "TRANSITION DATE" has the meaning set forth in section 10.12.3 of the Management Agreement.

            "TYPE II REPORT" has the meaning set forth in section 12.1.2 of the
      Management Agreement.

            "ULTIMATE PARENT" has the meaning set forth in the Hart-Scott-Rodino
      Antitrust Improvements Act of 1976.

            "USF CHARGES" has the meaning set forth in section 10.3.2.7 of the
      Management Agreement.

            "VENDOR SOFTWARE" has the meaning set forth in section 1.3.4(b) of the Management Agreement.

            "WIRELESS MOBILITY COMMUNICATIONS NETWORK" means a radio
      communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

            "WLNP SURCHARGES" has the meaning set forth in section 10.2.4 of the
      Management Agreement.

            "WRITE-OFFS" has the meaning set forth in section 10.3.1 of the
      Management Agreement.

            "YEAR 2000 COMPLIANCE" has the meaning set forth in section 17.29 of the Management Agreement.

B. CROSS-REFERENCES TO OTHER PARAGRAPHS IN PREVIOUS ADDENDA.

      Listed below are those paragraphs in the previous addenda that are interpretations or applications of the Management Agreement, the Services
Agreement, the Trademark License Agreements or the Schedule of Definitions that are not listed above. These serve as cross-references to facilitate finding provisions in the previous addenda. The number shown at the beginning of each item is the paragraph reference in the designated Addendum.

      Addendum I
      ----------

            3.    Compliance

      Addendum II
      -----------

                                       69

            1.    Consent and Agreement ("C&A")-Related: Use of Loan Proceeds
            2.    C&A-Related: C&A Not Assignable
            3.    C&A-Related: Notices
            4.    C&A-Related: Revised Financing Plan
            5.    C&A-Related: No Default
            6.    C&A-Related: No Known Breach under Management Agreement
            8.    Consent to Change of Control
            9.    Reaffirmation of Sprint Agreements
            10.   Counterparts

      Addendum III
      ------------

            1.    C&A-Related:  Use of Loan Proceeds

      Addendum IV
      -----------

            1.    C&A-Related:  Use of Loan Proceeds

      Addendum V
      ----------

            1.    C&A-Related:  Use of Loan Proceeds
            6.    C&A-Related:  Expiration of Limited Remedies Period
            7.    Revised Financing Plan
            9.    Reaffirmation of Sprint Agreements
            10.   Counterparts

      Addendum VI
      -----------

            1.    C&A-Related:  Use of Loan Proceeds
            3.    Financing Plan
            4.    Reaffirmation of Sprint Agreements
            5.    Counterparts

      Addendum VII
      ------------

            1.    Swap-related: Modification of Build-out Plan
            2.    Swap-related: Change in Spectrum Range
            3.    Swap-related: Disaggregation
            4.    Swap-related: Consideration
            5.    Swap-related: Expenses
            7.    Notice Addresses
            8.    Notices
            9.    Counterparts

      Addendum VIII
      -------------

                                       70

            1.    Swap-related: Superseding Sections of Addendum VII
            3.    Swap-related: Change in Spectrum Range
            4.    Swap-related: Disaggregation
            5.    Swap-related: Consideration
            6.    Swap-related: Expenses
            7.    Counterparts

      Addendum VIII
      -------------

            None (all superseded by Addendum IX).

      Addendum IX (initial simplified pricing addendum)
      -----------

            None (all superseded by Addendum X).

      Addendum X
      ----------

            None (all superseded by this Addendum).

                                       71

C. OTHER PROVISIONS.

      1. MANAGER AND SPRINT PCS' REPRESENTATIONS. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

      2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety the Management Agreement, the Services Agreement and the
Trademark License Agreements, together with their respective rights and obligations under those agreements.

      3. COUNTERPARTS. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

                                       72

      The parties have caused this Addendum XI to be executed as of the date first above written.

                                            SPRINT SPECTRUM L.P.

                                            By: /s/ Steve Nielsen
                                                --------------------------------
                                                Name: Steve Nielsen
                                                Title: SVP Finance

                                            WIRELESSCO, L.P.

                                            By: /s/ Steve Nielsen
                                                --------------------------------
                                                Name: Steve Nielsen
                                                Title: SVP Finance

                                            SPRINT COMMUNICATIONS COMPANY L.P.

                                            By:  /s/ Tom Murphy
                                                 -------------------------------
                                                 Name:  Tom Murphy
                                                 Title: Senior Vice President -
                                                        Communication & Brand
                                                        Corporate Management

                                            ALAMOSA WISCONSIN LIMITED
                                            PARTNERSHIP
                                            a Wisconsin limited partnership

                                            By:  ALAMOSA WISCONSIN GP, L.L.C.
                                                 a Delaware limited liability
                                                 company, as the sole general
                                                 partner

                                            By:  /s/ David E. Sharbutt
                                                 -------------------------------
                                                 David E. Sharbutt
                                                 President

                                       73

                                                                      SCHEDULE 1

Program Requirement 3.5.2 dated August 13, 2002, and labeled "Exhibit 3.5.2
Program Requirement for Voluntary Resale of Products and Services By Voluntary
Resellers Under the Private Label Solutions Program" is amended by replacing the title, preamble and general terms with the following, and by deleting all attachments:

             PROGRAM REQUIREMENT FOR RESALE OF PRODUCTS AND SERVICES
                                       BY
               RESELLERS UNDER THE PRIVATE LABEL SOLUTIONS PROGRAM

                                    (5/1/04)

      Sprint PCS' Resale Program ("RESALE PROGRAM") is described in Section
3.5.2 of the Sprint PCS Management or Affiliations Agreement and consists of this Program Requirement 3.5.2 (the "PROGRAM REQUIREMENT 3.5.2") and separate attachments to the Program Requirement 3.5.2 ("ATTACHMENT(S)"). Each Attachment
is a separate Resale Program and includes a specific list of companies with which Sprint PCS contracts to sell Sprint PCS Products and Services under brand names other than the Brands.

      "Capitalized terms used and not otherwise defined in this Program
Requirement 3.5.2 have the meaning ascribed to them in the Schedule of
Definitions in the Management or Affiliations Agreement. Section and Exhibit
references are to Sections and Exhibits of the Management or Affiliations
Agreement unless otherwise noted.

      "As used in this Program Requirement "NPA-NXX" of Manager or Affiliate means a NPA-NXX in the Service Area of that Manager or Affiliate or an equivalent identifier, such as a network access identifier (NAI).

GENERAL TERMS

      Unless otherwise specified, the Program Requirements outlined below apply to the resellers set forth in the Attachments.

      1. PRODUCTS AND SERVICES OFFERED. Sprint PCS may from time to time limit the Sprint PCS Products and Services that are provided to resellers. Manager will provide to resellers those Sprint PCS Products and Services that Sprint PCS provides to the resellers, and Manager will support products and services offered resellers in the same fashion that Manager supports similar Sprint PCS
Products and Services.

      2. INFORMATION AND MINS. Manager will allow Sprint PCS access to information necessary to bill resellers, including Call Detail Records and basic provisioning information. For purposes of clarification, all such information will constitute "Confidential Information" for purposes of the Management
Agreement.

Neither Sprint PCS nor Manager will have access to resellers' end-users'
personal information. Sprint PCS will administer NPA-NXXs available for resellers in a manner substantially the same as the MIN allocation process in place for Sprint PCS owned markets. Sprint PCS will provide resellers with an unbranded coverage map and zip code information for the Manager's service area(s) substantially the same as the coverage map and zip code information provided for Sprint PCS owned service areas.

      3. CONTACTS AND DISPUTES. Manager will direct any questions or disputes regarding a reseller or resale arrangement to the designated representative(s)
within the Management Agreement and will not contact the resellers directly. Any disputes between Manager and Sprint PCS regarding a resale arrangement will be resolved under the terms of the Management Agreement.

      4. PRICING: SIX-SECOND INCREMENT BILLING. For all QuickNet Connect (QNC)
data and other traffic on the Manager's Service Area Network for which Sprint
PCS bills a reseller in six-second increments or some other incremental measurement other than one-minute ("OTHER INCREMENT"), Sprint PCS will settle with Manager in six-second increments or such Other Increment, as applicable.
Billed charges (per call or event) that result in fractional cents may be rounded up to the next whole cent.

      5. SPRINT 3G DATA SERVICE. In addition to reselling certain Sprint PCS
Products and Services under brand names other than the Brands, some resellers are also permitted to sell Sprint's 1XRTT advanced multimedia data services and premium services associated with the PCS Vision service ("SPRINT 3G DATA
SERVICE") using the Sprint and PCS Vision service marks. If Manager specifically consented to a reseller's use of the Brands in selling Sprint 3G Data Service in the Manager's Service Area, the Manager will be compensated for Sprint 3G Data
Service as follows:

      The revenue for Sprint 3G Data Service sold by resellers using the Brands to reseller subscribers having an NPA-NXX of Manager will be treated as
      Billed Revenue under the Management Agreement. Billed Revenue will be based on reseller specific Sprint 3G Data Service pricing set forth in
      Attachment 1.1 to Program Requirement 3.5.2. From time to time, Sprint may amend the rates charged to Voluntary Resellers for Sprint 3G Data Service.

      6. SHORT MESSAGE SERVICE (SMS). For SMS messages on the Manager's network used by subscribers of Voluntary Resellers with an NPA-NXX of Manager, Manager will be compensated at the rate set forth in Attachment 1.2 to Program
Requirement 3.5.2, which may be amended from time to time in accordance with the
Management Agreement. For SMS messages used by subscribers of Voluntary
Resellers with an NPA-NXX of Manager, there will be no compensation either paid or owed when such subscribers are traveling outside of the Manager's Service
Area.

      SMS messages means circuit-switched short alphanumeric messages on a
Voluntary Reseller subscriber's handset.

      7. FUTURE SERVICES. If Sprint PCS elects to enter into resale arrangement with any then existing resellers or new resellers for any services other than those services described in the current Attachments to this Program Requirement
3.5.2 ("FUTURE SERVICES"), Manager is not required to activate subscribers for the Future Services with an NPA-NXX of Manager until the next available opt out date. If Manager does not elect to opt out of a Future Services at the first opt out date following the date that Manager is notified in writing of the resale arrangement for Future Services, Manager must allow the then existing resellers of the Future Services and all future resellers of the Future Services to activate subscribers with an NPA-NXX of Manager and Manager must support those resellers of Future Services throughout the term of their resale arrangements with Sprint PCS, including any renewal or phase out periods. Sprint PCS will compensate Manager for the resale of Future Services at rates to be established in future Attachments to Program Requirement 3.5.2, as amended from time to time in accordance with the Management Agreement, which rates will be communicated in writing to Manager in advance.

                 ATTACHMENT NO. 1.0 TO PROGRAM REQUIREMENT 3.5.2

                                 RESALE PROGRAM

This Attachment No. 1.0 to Program Requirement 3.5.2 contains the list of resellers included in the Resale Program as of April 1, 2004.

RESELLERS

                                                         Effective
                                                         Renewal          Renewal
                                                         Date             Date
                                                         ----             ----
                                                         Period *
                                                         --------

Vartec Telecom, Inc. (Excel)                             9/15/2000        12/15/2003    3 Years
ZefCom, L.L.C. (Telespire)                               11/17/2000       11/17/2003   3/31/2006
Working Assets Funding Service, Inc.(Working Assets)     12/1/2001        12/31/2003    3 Years
Wherify Wireless, Inc. (Wherify Wireless)                1/7/2002         1/7/2005
QUALCOMM Incorporated (Qualcomm / GlobalTracs)           1/8/2002         1/8/2005
Star Number, Inc. (Liberty Wireless)                     8/2/2002         8/2/2005
Telco Group, Inc. (STI Mobile)                           2/25/2003        2/25/2006
TRANZACT (Sears Connect)                                 3/21/2003        3/21/2006
Hal Inc. (U-Mobile PCS)                                  6/12/2003        6/12/2006
Wireless Retail Inc. (Airlink Mobile)                    6/17/2003        6/17/2006
Phonetec, L.P. (PhoneTec)                                6/26/2003        6/26/2006
Qwest Wireless, LLC (Qwest)                              8/3/2003         3/3/2009
TracFone Wireless, Inc. (TracFone)                       1/22/2004        1/22/2007

* If applicable.  Not including phase out periods.

Attachment No. 1.0 to Program Requirement 3.5.2 will be updated as new resellers enter into a resale arrangement with Sprint PCS.

                 ATTACHMENT NO. 1.1 TO PROGRAM REQUIREMENT 3.5.2

                         SPRINT 3G DATA SERVICE PRICING

A)    QWEST WIRELESS

Listed below are the Qwest monthly recurring charges ("MRC") and Adjustment
Rates for Sprint 3G Data Service. Qwest will be billed the following MRC and
Adjustment Rate for each subscriber that uses any Qwest service enabled by
Sprint 3G Data Service.

HANDSET DATA SERVICE

Data Transport/Web Browsing/Third Party Instant Messaging

      o    MRC                                    $8.10 (unlimited)

      o    Adjustment Rate                        $0.002 per Kb

ADJUSTMENT RATE:

On a monthly basis, Sprint will calculate (as described below) the Sprint average kilobytes per retail handset subscriber ("SAKPS") and the Qwest average kilobytes per handset subscriber ("QAKPS"). If the QAKPS exceeds the SAKPS,
Sprint will charge Qwest an amount equal to the difference between the SAKPS and the QAKPS multiplied by the total number of End users, multiplied by the
Adjustment Rate detailed above.

Sprint will calculate SAKPS by using the total number of kilobytes generated by
Sprint retail handset end users divided by the average number of Sprint retail handset end users for the previous fiscal quarter. For example, the SAKPS for
May will be divided by the average number of Sprint retail handset end users for the 1st fiscal quarter (January-March).

Average number of Sprint retail handset end users for the quarter is equal to the beginning number of Sprint retail handset end users plus the ending number of Sprint retail handset end users, divided by two.

QAKPS is equal to the total number of kilobytes generated by Qwest handset End
Users divided by the average number of Qwest handset End Users for the previous fiscal quarter.

AVERAGE NUMBER OF QWEST HANDSET END USERS FOR THE QUARTER IS EQUAL TO THE
BEGINNING NUMBER OF QWEST HANDSET END USERS PLUS THE ENDING NUMBER OF QWEST
HANDSET END USERS, DIVIDED BY TWO.

In making the calculations described in this section, PDAs, "smart phones" and other similar devices along with air cards will not be considered "handsets" as that term is used therein.

THE PRICING IN THIS ATTACHMENT NO. 1.1 TO PROGRAM 3.5.2 IS SUBJECT TO CHANGE AS
SPRINT RETAIL PRICES OR INCLUDED SERVICES CHANGE.

                 ATTACHMENT NO. 1.2 TO PROGRAM REQUIREMENT 3.5.2

                          SHORT MESSAGE SERVICE PRICING

Unless otherwise specified in this Attachment 1.2 to Program Requirement 3.5.2,
Manager will be compensated at the rates listed below by Voluntary Reseller.

Short Message Service Rate:     $0.0246 per SMS message

Qwest SMS Rate:                 $0.0110 per SMS message

                                  EXHIBIT 10.3
                                  ------------

100% AFFILIATE RETAINED AMOUNTS

         Roaming Revenue
         International Roaming Credits
         Affiliate Equip Sale On Acct

100% SPRINT PCS RETAINED AMOUNTS

         Accrued Sales Taxes
         Accrued Federal Excise Taxes
         Collected Insurance

                                    EXHIBIT 1
                                    ---------

                  ILLUSTRATIVE CALCULATION FOR CASH SETTLEMENT
                  --------------------------------------------

CASH SIMPLIFICATION
ILLUSTRATIVE ONLY

                                                    --------------------------
                                                             MONTHLY
                                                    --------------------------
WRITE-OFFS                                              $ 1,235

BILLED REVENUE                                          $10,350
CUSTOMER CREDITS                                           (970)
                                                    ---------------
NET BILLED REVENUE                                      $ 9,380         82.5%
CUSTOMER EQUIPMENT CREDITS                                  (66)        -0.6%
100% AFFILIATE RETAINED AMOUNTS                             235          2.1%
100% SPRINT PCS RETAINED AMOUNTS                          1,479         13.0%
CUSTOMER EQUIPMENT CHARGES                                  175          1.5%
E911 SURCHARGES                                              65          0.6%
WIRELESS LOCAL NUMBER PORTABILITY CHARGES                    26          0.2%
USF CHARGES                                                  74          0.7%
                                                    --------------- ----------
AMOUNT BILLED (NET OF CUSTOMER CREDITS)                 $11,368        100.0%

FEE CALCULATION

NET BILLED REVENUE                                      $ 9,380
ALLOCATED WRITE-OFF                                      (1,019)
                                                    ---------------
                                                        $ 8,361
                                                             92%
                                                    ---------------
FEE BASED ON BILLED REVENUE                             $ 7,692

100% AFFILIATE RETAINED AMOUNTS                         $   235
    ALLOCATED WRITE-OFF                                     (26)
PHASE II E911 SURCHARGES                                     53
    ALLOCATED WRITE-OFF                                      (6)
WIRELESS LOCAL NUMBER PORTABILITY CHARGES                     2
    ALLOCATED WRITE-OFF                                      (0)
CUSTOMER EQUIPMENT CREDITS                                  (66)
    ALLOCATED WRITE-OFF                                       7
WRITE-OFF FOR CUSTOMER EQUIPMENT CHARGES                    (19)
                                                    ---------------
                                                        $   180

TOTAL                                                   $ 7,872
                                                    --------------------------

                                                                  SCHEDULE 2.1.1

                                  -SECTION A-

PRESENTLY OFFERED CCPU SERVICES - Activity Applied as % to Sprint PCS reported
CCPU

3G Fees
A/P Backhaul/Facility Disputes
Affiliate Utilities
ATM Soft Hand Off Bank Fees
BI Performance Services - Initiation
BI Performance Services - Maintenance
Bid Cost
Billing
Check Free
Clarify Maintenance Fee
CO Usage
Collection Agency Fees
Directory Assistance
E - Commerce PT
Enhanced Voicemail
Entrance Facility Expenses (Includes Terminating/Trunking Charge)
Ford Telematics
Gift Card Payable
Gift Card Receivable
Hal Riney Ad Kit
ICS Clearing House Costs (Includes Illuminet, Roaming Clearing House, and TSI)
LD Verification
LIDB / CNAM
Local Loop, COC, ACF, IXC, etc. (National Platform Expense - Local Loop Cost,
    Central Office Connection (COC), access Coordination Fee (ACF), Co-Location
    Charges, and Inter Exchange Carrier (IXC) Charges)
Lockbox 261
MCI Disconnect Adjusted
National Platform - COA
National Platform Disputes
National Platform (2G) (Includes Voice Activated Dialing)

NATIONAL PLATFORM COMPONENT
FCAPS (FAULT, CONFIGURATION, ACCOUNTING, PERFORMANCE, SECURITY)
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

IN (INTELLIGENT NETWORK)
         Capital Expense
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

OSSN
         Capital Expense
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

3G
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

OPERATOR SERVICE
         Vendor Fee

WIRELESS WEB
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

MESSAGING
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor

         Forecasts

VAD
         Capital Projects
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

VOICE MAIL
         Capital
         Expense Projects
         Circuit Expense
         CLOH
         Labor
         Forecasts

SOFTWARE MAINTENANCE
         Openwave
         Hewlett Packard
         Comverse
         Marconi
         Lucent
         Commworks
         Four Corners
         Other Vendors (39)

Northwest Frequent Flyer
Premium Vision Services
PreNet
Pricing
Pro Text Messaging Plan
Ringers & More (Includes SBF and PT fees)
Telecheck Charge
Telematics
Text Messaging Plan
TSC Usage
Type 1 Affiliate Long Distance
Voice Command Web
Wireless Web

                                   -SECTION B-

PRESENTLY OFFERED CPGA SERVICES - Activity Applied as % to Sprint PCS reported
CPGA

500 Minute Promotion Credit

Activations - Customer Solutions
Activations - E-Commerce (Includes On Line (Web) Activations)
Activations - Telesales
Credit Check Fee
Customer Solutions - Early Life
Demo Phones
EarthLink
Hal Riney Service
Handset Logistics
Handset Obsolesence Fee and Carrying Costs
Local/Indirect Commission
Marketing Collateral Destruction
NAM/CAM
One Sprint Telesales
PGA Expenses
PLS Commission
SmartWorks Printing

                                   -SECTION C-

PRESENTLY OFFERED CCPU SERVICES - Activity Settled Separately

Affiliate Project Authorizations
Long Distance
E911 Phase I Revenue
Microwave Clearing
Roaming
Software Fees
Sprint Local Telephone Usage
Taxes Paid on Behalf of Type III Affiliates
Tower Lease
Travel Revenue and Expense
Upgrade Commission - 2 Step Channel
Vendor Usage-Based Charges on New Products
Wholesale Revenue and Expense

                                   -SECTION D-

PRESENTLY OFFERED CPGA SERVICES -Activity Settled Separately

3G Device Logistics Fee
3rd Party Spiffs
Accessory Margin
Commissions - National 3rd Party
Commissions - Other 3rd Party
Coop Advertising - Local 3rd Party
Coop Advertising - National 3rd Party
Handset returns
Handset subsidies
Handsets

Marketing Collateral (excluding destruction)
Meeting Competition Fund
RadioShack Promos (Includes RadioShack Golden Quarter, Jumpstart, Relaunch,
     Sprint to Vegas, and Break the Bank)
Rebate Administrative Expense
Rebates
Reciprocal Retail Store Cost Recovery
Sprint LDD Commission Third Party
Promotions Upgrade Commission - RadioShack